Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

§
In re:	§	Chapter 11
§
PETROQUEST ENERGY, INC., et al.,	§	Case No. 18-36322 (DRJ)
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Debtors.[1]	§	(Jointly Administered)
	§	(Relates to Doc. No. 451)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER

CONFIRMING THE DEBTORS’ FIRST AMENDED CHAPTER 11 PLAN

OF REORGANIZATION, AS IMMATERIALLY MODIFIED AS OF JANUARY 28, 2019

The above-captioned debtors and debtors in possession (collectively, the “Debtors”) having:

a.

commenced the chapter 11 cases (the “Chapter 11 Cases”) by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) on November 6, 2018 (the “Petition Date”);

b.	continued to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

c.

filed, on (i) November 7, 2018, the Debtors’ Chapter 11 Plan of Reorganization [Docket No. 18], (ii) December 20, 2018, the Debtors’ First Amended Chapter 11 Plan of Reorganization [Docket No. 291] (the “Original Plan”), (iii) January 14, 2019, the Debtors’ First Amended Chapter 11 Plan of Reorganization, as Immaterially Modified as of January 14, 2019 [Docket No. 375], and (iv) January 28, 2019, the Debtors’ First Amended Chapter 11 Plan of Reorganization, as Immaterially Modified as of January 28, 2019 [Docket No. 451] (the “Plan”);[2]

d.

filed, on (i) November 7, 2018, the Disclosure Statement for the Debtors’ Chapter 11 Plan of Reorganization [Docket No. 19]; (ii) November 14, 2018, the First Amended Disclosure Statement for the Debtors’ Chapter 11 Plan of Reorganization [Docket No. 116], (iii) December 20, 2018, the Second Amended Disclosure Statement for the Debtors’ First Amended Chapter 11 Plan of Reorganization [Docket No. 294], and (iv) January 3, 2019, the Third Amended Disclosure Statement for the Debtors’ First Amended Chapter 11 Plan of Reorganization [Docket No. 332] (the “Disclosure Statement”);

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are as follows: PetroQuest Energy, Inc. (0714), PetroQuest Energy, L.L.C. (2439), TDC Energy LLC (8877), PetroQuest Oil & Gas, L.L.C. (1170), PQ Holdings LLC (7576), Pittrans Inc. (1747), and Sea Harvester Energy Development, L.L.C. (5903). The address of the Debtors’ headquarters is: 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508.

[2]	Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Plan.

e.

filed, on November 13, 2018, the Notice of (I) Commencement of Chapter 11 Bankruptcy Cases, (II) Hearing on Approval of Disclosure Statement and Confirmation of Chapter 11 Plan, and (III) Objection Deadlines, and Summary of Debtors’ Chapter 11 Plan [Docket No. 91] (the “Combined Notice”);

f.

caused solicitation materials and notice of the deadline for objecting to confirmation of the Plan to be distributed on November 19, 2018, and continuing thereafter, consistent with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Conditional Disclosure Statement Order (as defined below), which Conditional Disclosure Statement Order also approved, among other things, the Solicitation Procedures (as defined below) and related notices, forms, and Ballots (as defined below), as evidenced by, among other things, the Affidavit of Service of Solicitation Materials [Docket No. 149];

g.

filed on December 21, 2018, the Notice of (I) Hearings on Final Approval of Disclosure Statement and Confirmation of Plan, (II) Objection Deadlines, and (III) Summary of Debtors’ Plan [Docket No. 297] (the “Confirmation Notice”);

h.

filed on January 3, 2019, (A) the proposed Amended Order (I) Finally Approving Disclosure Statement, (II) Approving Procedures for Solicitation and Tabulation of Votes to Accept or Reject Plan, and (III) Granting Related Relief [Docket No. 329], (B) the Notice of Filing Redlined Amended Order (I) Finally Approving Disclosure Statement, (II) Approving Procedures for Solicitation and Tabulation of Votes to Accept or Reject Plan, and (III) Granting Related Relief [Docket 330], and (C) the Notice of Filing Redlined Third Amended Disclosure Statement for the Debtors’ First Amended Chapter 11 Plan of Reorganization [Docket No. 333];

i.

caused solicitation materials and notice of the deadline for objecting to confirmation of the Plan to be distributed on January 8, 2019, and continuing thereafter, consistent with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order (as defined below), which Disclosure Statement Order also approved, among other things, the Solicitation Procedures and related notices, forms, and Ballots, as evidenced by, among other things, the Affidavit of Service of Solicitation Materials [Docket No. 369];

j.

filed, on January 11, 2019, the Notice of Filing Plan Supplement [Docket No. 366] and filed, on January 29, 2019, the Notice of Filing Amended Exhibits to Plan Supplement (collectively, the “Plan Supplement”);

k.	filed, on January 28, 2019, the Debtors’ Memorandum of Law in Support of Confirmation of the Debtors’ Chapter 11 Plan of Reorganization [Docket No. 466] (the “Confirmation Brief”);

l.

filed, on January 28, 2019, the Declaration of Jane Sullivan of Epiq Corporate Restructuring, LLC, Regarding Voting and Tabulation of Ballots Cast on the Debtors’ First Amended Chapter 11 Plan of Reorganization, as Immaterially Modified as of January 28, 2019 [Docket No. 464] (as may be amended, modified, or supplemented, the “Voting Affidavit”); and

the Court having:

a.

entered the Order (I) Scheduling Hearing and Objection Deadlines with Respect to the Debtors’ Disclosure Statement and Plan Confirmation; and (II) Approving the Form and Manner of Service of the Combined Notice [Docket No. 54];

b.

entered the Order (I) Conditionally Approving Disclosure Statement, (II) Approving Procedures for Solicitation and Tabulation of Votes to Accept or Reject Plan, and (III) Granting Related Relief [Docket No. 125] (the “Conditional Disclosure Statement Order”) approving solicitation and tabulation procedures with respect to the Original Plan (the “Solicitation Procedures”) and approving the forms of Ballots and manner of providing notice;

c.

entered the Amended Order (I) Scheduling Hearings and Objection Deadlines with Respect to the Debtors’ Disclosure Statement and Plan Confirmation; and (II) Approving the Form and Manner of Service of Notice Thereof [Docket No. 250] (the “Amended Scheduling Order”);

d.

entered the Order (I) Authorizing Bar Dates for Filing Proofs of Claim, Including Requests for Payment Under Section 503(b)(9), (II) Establishing Amended Schedules Bar Date and Rejection Damages Bar Date, (III) Approving the Form and Manner for Filing Proofs of Claim, Including Section 503(b)(9) Requests, and (IV) Approving Notice of Bar Dates [Docket No. 272];

e.

entered the Amended Order (I) Finally Approving Disclosure Statement, (II) Approving Procedures for Solicitation and Tabulation of Votes to Accept or Reject Plan, and (III) Granting Related Relief [Docket No. 338] (the “Disclosure Statement Order”) finally approving the Disclosure Statement and the Solicitation Procedures with respect to the Plan;

f.

set December 17, 2018, at 5:00 p.m. (prevailing Central Time) as the deadline for filing objections in opposition to the Original Plan, which deadline was subsequently extended to January 23, 2019 at 12:00 p.m. (prevailing Central Time) with respect to the Plan (the “Plan Objection Deadline”);

g.	set January 23, 2019, at 11:59 p.m. (prevailing Central Time) as the deadline for voting on the Plan, as set forth in the Amended Scheduling Order;

h.

set January 30, 2019, at 1:00 p.m. (prevailing Central Time) as the date and time for the Confirmation Hearing on the Plan pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code;

i.

reviewed the Plan, the Disclosure Statement, the Confirmation Brief, the Plan Supplement, the Voting Affidavit, and all pleadings, exhibits, statements, responses, and comments regarding Confirmation, including all objections, statements, and reservations of rights filed by parties in interest on the docket of the Chapter 11 Cases;

j.	held the Confirmation Hearing;

k.	heard the statements, arguments, and objections made by counsel in respect of Confirmation;

l.	considered all oral representations, testimony, documents, filings, and other evidence regarding Confirmation;

m.	taken judicial notice of all pleadings and other documents filed, all orders entered, and all evidence and arguments presented in the Chapter 11 Cases; and

n.	overruled any and all objections to the Plan and to Confirmation and all statements and reservations of rights not consensually resolved or withdrawn unless otherwise indicated herein.

NOW, THEREFORE, the Court having found that notice of the Confirmation Hearing and the opportunity for any party in interest to object to Confirmation have been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents filed in support of Confirmation and all evidence proffered or adduced by counsel at the Confirmation Hearing and the entire record of the Chapter 11 Cases establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Court hereby makes and issues the following Findings of Fact and Conclusions of Law and Orders:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.	Findings and Conclusions.

1.    The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law under Rule

52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. The findings and conclusions of the Court pursuant to Bankruptcy Rule 7052 set forth in the record at the Confirmation Hearing are incorporated as if set forth herein. In accordance with Bankruptcy Rule 7052, to the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such.

B.	Jurisdiction and Core Proceeding.

2.    The Court has jurisdiction over the Chapter 11 Cases pursuant to sections 157 and 1334 of title 28 of the United States Code. The Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed. Confirmation of the Plan is a core proceeding within the meaning of section 157(b)(2) of title 28 of the United States Code and the Court may enter a final order consistent with Article III of the United States Constitution.

C.	Eligibility for Relief.

3.    The Debtors were and are entities eligible for relief under section 109 of the Bankruptcy Code.

D.	Commencement and Joint Administration of the Chapter 11 Cases.

4.    On the Petition Date, each of the Debtors commenced a chapter 11 case by filing a voluntary petition for relief under chapter 11 of the Bankruptcy Code. By prior order of the Court, the Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015 [Docket No. 24]. The Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in the Chapter 11 Cases. On November 20, 2018, the Office of the United States Trustee for the Southern District of Texas appointed the Official Committee of Unsecured Creditors (the “Creditors’ Committee”) [Docket No. 141].

E.	Burden of Proof—Confirmation of the Plan.

5.    The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation. In addition, and to the extent applicable, the Plan is confirmable under the clear and convincing evidentiary standard.

F.	Notice and Transmittal of Solicitation Materials; Adequacy of Solicitation Notices.

6.    The Plan, the Plan Supplement, the Disclosure Statement, the Disclosure Statement Order, the Solicitation Procedures, the ballots for voting on the Plan (including the ballots distributed with respect to the Original Plan) (the “Ballots”), the Combined Notice, the Confirmation Notice, and the other materials distributed by the Debtors in connection with solicitation of votes on, and Confirmation of, the Plan (collectively, the “Confirmation Materials”) were transmitted and served in compliance with the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, with the Bankruptcy Local Rules for the Southern District of Texas (the “Bankruptcy Local Rules”), and with the procedures set forth in the Disclosure Statement Order. Notice of the Confirmation Hearing was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases. The transmittal and service of the Confirmation Materials complied with the approved Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, was conducted in good faith, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and any other applicable rules, laws, and regulations. Because such transmittal and service were adequate and sufficient, no other or further notice is necessary or shall be required, and due, proper, timely and adequate notice of the Confirmation Hearing and Confirmation Materials has been provided in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and applicable non-bankruptcy law.

7.    The period during which the Debtors solicited acceptances to the Plan was a reasonable and adequate period of time and the manner of such solicitation was an appropriate process for creditors to have made an informed decision to accept or reject the Plan.

G.	Voting.

8.    On January 28, 2019, the Debtors filed the Voting Affidavit with the Court. As evidenced by the Voting Affidavit, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Procedures, and the Bankruptcy Local Rules.

H.	Good Faith Solicitation.

9.    Based on the record before the Court in the Chapter 11 Cases, the Debtors, the Creditors’ Committee, and the other Exculpated Parties have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Procedures, and the Bankruptcy Local Rules in connection with the development of the Plan, all of their respective activities relating to the solicitation of acceptances to the Plan, their participation in the Chapter 11 Cases, and the activities described in section 1125 of the Bankruptcy Code, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

I.	Plan Supplement.

10.    The filing and notice of the Plan Supplement was proper and in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, the Amended

Scheduling Order, the Disclosure Statement Order, and the Solicitation Procedures and no other or further notice is or shall be required. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan as if set forth in full therein. Subject to the terms of the Plan, and only consistent therewith, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement before the Effective Date (subject, in each case, to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement).

J.	Objections.

11.    To the extent that any objections, reservations of rights, statements, or joinders to Confirmation have not been resolved, withdrawn, waived, or settled prior to entry of this Confirmation Order or otherwise resolved herein or as stated on the record of the Confirmation Hearing, they are hereby overruled on the merits based on the record before this Court, including but not limited to Docket No. 481.

K.	Bankruptcy Rule 3016.

12.    The Plan is dated and identifies the Debtors as the Plan proponents, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement satisfied Bankruptcy Rule 3016(b).

L.	Compliance with Bankruptcy Code Requirements—Section 1129(a)(1).

13.    The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code, including, without limitations, sections 1122 and 1123 of the Bankruptcy Code.

(i)	Proper Classification—Sections 1122 and 1123.

14.    The Plan satisfies the requirements of sections 1122(a) and 1123(a) of the Bankruptcy Code. Article III of the Plan provides for the separate classification of Claims and Interests into 11 Classes at each Debtor (as applicable). Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Interests. The classifications reflect no improper purpose and do not unfairly discriminate between, or among, Holders. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to other Claims or Interests within that Class.

(ii)	Specified Unimpaired Classes—Section 1123(a)(2).

15.    The Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code. Article III of the Plan specifies that Claims, as applicable, in the following Classes (the “Unimpaired Classes”) are Unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code:

Class	Claim or Interest
1	Other Priority Claims
2	Other Secured Claims
3	Secured Tax Claims
4	First Lien Claims

16.    Additionally, Article II of the Plan specifies that Allowed Administrative Claims, Professional Fee Claims, Priority Tax Claims, and statutory fees payable to the U.S. Trustee will be paid in full in accordance with the terms of the Plan, although these Claims are not classified under the Plan.

(iii)	Specified Treatment of Impaired Classes—Section 1123(a)(3).[3]

17.    The Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code. Article III of the Plan specifies that Claims and Interests, as applicable, in the following Classes (the “Impaired Classes”) are Impaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, and describes the treatment of such Classes:

Class	Claim or Interest
5	Prepetition Second Lien Notes Secured Claims
6	Prepetition Second Lien PIK Notes Secured Claims
7a	General Unsecured Claims Other than Convenience Claims
7b	Convenience Claims
8	Section 510(b) Claims
11	PetroQuest Interests

(iv)	No Discrimination—Section 1123(a)(4).

18.    The Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code. Article III of the Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest in accordance with the Plan.

(v)	Adequate Means for Plan Implementation—Section 1123(a)(5).

19.    The Plan and the various documents included in the Plan Supplement provide adequate and proper means for implementation of the Plan, including, without limitation: (a) the restructuring of the Debtors’ balance sheet and other financial transactions provided for by the Plan; (b) the implementation of the New Organizational Documents and the Registration Rights Agreement; (c) the consummation of the Restructuring Transactions in accordance with the Restructuring Support Agreement and the Plan; (d) the issuance of the New Equity and the New

[3]

Holders of Claims and Interests in Classes 9 and 10 are either (a) Unimpaired under the Plan and deemed to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code or (b) Impaired and receiving no property or other distribution under the Plan and deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code.

Second Lien PIK Notes; (e) the cancellation of certain existing agreements, obligations, instruments, and Interests; (f) the entrance into the Exit Facility; (g) the vesting of the assets of the Debtors’ Estates in the Reorganized Debtors; (h) the implementation of the Management Incentive Plan and other employee agreements; and (i) the execution, delivery, filing, or recording of all contracts, instruments, releases, and other agreements or documents in furtherance of the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

(vi)	Voting Power of Equity Securities—Section 1123(a)(6).

20.    The New Organizational Documents prohibit the issuance of non-voting equity securities, contain reasonable and appropriate provisions regarding the appointment of the members of the New Boards, and provide an appropriate distribution of voting power among the several classes of equity securities possessing such power. As such, the Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

(vii)	Designation of Directors and Officers—Section 1123(a)(7).

21.    The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. The Reorganized Debtors’ initial directors and officers have been disclosed in the Plan Supplement, which is consistent with the interests of creditors and equity holders and public policy and satisfies section 1123(a)(7) of the Bankruptcy Code.

(viii)	Impairment/Unimpairment of Classes—Section 1123(b)(1).

22.    The Plan is consistent with section 1123(b)(1) of the Bankruptcy Code. Article III of the Plan renders each Class of Claims and Interests Impaired or Unimpaired.

(ix)	Assumption and Rejection of Executory Contracts and Unexpired Leases—Section 1123(b)(2).

23.    The Plan is consistent with section 1123(b)(2) of the Bankruptcy Code. Article V of the Plan provides for the assumption of the Debtors’ Executory Contracts and Unexpired

Leases as of the Effective Date, other than those Executory Contracts or Unexpired Leases: (1) that are identified on the Schedule of Rejected Executory Contracts and Unexpired Leases; (2) that have been previously rejected by a Final Order; (3) that are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Effective Date; or (4) that are subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date.

(x)	Settlement, Releases, Exculpation, Injunction, and Preservation of Claims and Causes of Action—Section 1123(b)(3).

24.    The Plan is consistent with section 1123(b)(3) of the Bankruptcy Code. In accordance with section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration of the distributions, settlements, and other benefits provided under the Plan, except as stated otherwise in the Plan, the provisions of the Plan constitute a good-faith compromise of all Claims, Interests, and controversies relating to the contractual, subordination, and other legal rights that a Holder may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest, including, without limitation, any potential causes of action described in the Plan including, without limitation:

a.	the valuation of the Reorganized Debtors’ enterprise, including the value of any unencumbered assets;

b.

any dispute regarding the application of the equities of the case exception under section 552(b) of the Bankruptcy Code or surcharge under section 506(c) of the Bankruptcy Code in respect of the First Lien Claims and the Second Lien Notes Claims;

c.	the amount of the First Lien Claims and the Second Lien Notes Claims and such Holders’ Allowed Claims, and the extent, validity, and enforceability of the Liens securing such Claims;

d.	the amount of adequate protection claims held by the Prepetition Term Loan Lenders and the Combined Prepetition Second Lien Noteholders under the Cash Collateral Order;

e.	any challenges to Cash transfers;

f.	any challenges to transfers made by the Debtors to any related Entities;

g.	the releases, exculpations, and injunctions provided in the Plan; and

h.	any claims for payment of administrative expenses as a substantial contribution under section 503 of the Bankruptcy Code (collectively, the “Settled Issues”).

25.    The compromise and settlement of such Claims and Interests embodied in the Plan and unimpairment of other Classes identified in the Plan are in the best interests of the Debtors, the Estates, and all Holders, and are fair, equitable, and reasonable.

26.    Article VIII.E of the Plan describes certain releases granted by the Debtors (the “Debtor Releases”). The Debtors have satisfied the business judgment standard with respect to the propriety of the Debtor Releases. Such releases are a necessary and integral element of the Plan, and are fair, reasonable, and in the best interests of the Debtors, the Estates, and the Holders. Also, the Debtor Releases are: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good-faith settlement and compromise of the Claims released by Article VIII.E of the Plan; (c) given, and made, after due notice and opportunity for hearing; and (d) a bar to any of the Debtors asserting any Claim or Cause of Action released by Article VIII.E of the Plan. Additionally, the Debtor Releases are “fair and equitable” and “in the best interests of the estate” considering the (i) the probability of success in litigation of the released claims given uncertainty in fact and law with respect to the claims; (ii) the complexity and likely duration and expense of litigating the released claims; and (iii) the arm’s-length negotiations with key constituents which produced the settlement. The Debtor Releases are consistent with established practice in this jurisdiction and others.

27.    Article VIII.F of the Plan describes certain releases granted by the Releasing Parties (the “Third-Party Release”). The Third-Party Release provides finality for the Debtors, the Reorganized Debtors, and the Released Parties regarding the parties’ respective obligations under the Plan and with respect to the Reorganized Debtors. The Confirmation Notice sent to Holders and the Ballots sent to all Holders entitled to vote on the Plan, in each case, unambiguously stated that the Plan contains the Third-Party Release. Such release is a necessary and integral element of the Plan, and is fair, equitable, reasonable, and in the best interests of the Debtors, the Estates, and all Holders. The Third-Party Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good-faith settlement and compromise of the claims released by the Third-Party Release; (c) in the best interests of the Debtors and all Holders; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release. The Third-Party Release is consistent with established practice in this jurisdiction and others.

28.    The exculpation, described in Article VIII.G of the Plan (the “Exculpation”), is appropriate under applicable law because it was proposed in good faith, was formulated following extensive good-faith, arm’s-length negotiations with key constituents, and is appropriately limited in scope. Without limiting anything in the Exculpation, each Exculpated Party has participated in the Debtors’ restructuring and the Chapter 11 Cases in good faith and is appropriately released and exculpated from any Claim, Cause of Action, obligation, suit, judgment, damage, demand, loss, or liability for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, Filing, or termination of the Restructuring Support Agreement and related prepetition transactions, the Restructuring Support Agreement, the Disclosure Statement, the Plan, the related agreements, instruments, and other documents (including the Definitive Documentation), the solicitation of votes with respect to the Plan, or any Restructuring Transaction, contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or this Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Debtors’ in or out-of-court restructuring efforts, the Disclosure Statement, the Plan, the Restructuring Support Agreement, the related agreements, instruments, and other documents (including the Definitive Documentation), the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan, the related agreements, instruments, and other documents (including the Definitive Documentation), or any other related agreement. The Exculpation, including its carve-out for actual fraud, willful misconduct, or gross negligence, is consistent with established practice in this jurisdiction and others.

29.    The injunction provision set forth in Article VIII.H of the Plan is necessary to implement, preserve, and enforce the Debtors’ discharge, the Debtor Releases, the Third-Party Release, and the Exculpation, and is narrowly tailored to achieve this purpose.

30.    Article IV.L of the Plan appropriately provides that the Reorganized Debtors will retain, and may enforce, all rights to commence and pursue, as appropriate, any and all Causes of Action except for Causes of Action that have been expressly waived, settled, or otherwise released as provided in Article VIII of the Plan, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, in accordance with section 1123(b)(3)(B) of the Bankruptcy Code; provided, however, that the Reorganized Debtors have determined not to (and shall not) commence or prosecute Avoidance Actions against the Holders of General Unsecured Claims, subject in all respects to the Reorganized Debtors’ rights to use such Causes of Action and the underlying facts to defend against any Claims or Causes of Action asserted against the Debtors or Reorganized Debtors. The provisions regarding the preservation of Causes of Action in the Plan, including the Plan Supplement, are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors, the Estates, and Holders.

31.    The release and discharge of all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates described in Article VIII.D of the Plan (the “Lien Release”) is necessary to implement the Plan. The provisions of the Lien Release are appropriate, fair, equitable, and reasonable and are in the best interests of the Debtors, the Estates, and Holders.

(xi)	Additional Plan Provisions—Section 1123(b)(6).

32.    The other discretionary provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code, including, without limitation, provisions for (a) distributions to Holders, (b) resolution of Disputed Claims, (c) allowance of certain Claims, and (d) retention of jurisdiction by the Court. The failure to address any provisions of the Bankruptcy Code specifically in this Confirmation Order shall not diminish or impair the effectiveness of this Confirmation Order.

(xii)	Cure of Defaults—Section 1123(d)

33.    Article V.C of the Plan provides for the satisfaction of Cure Claims associated with each Executory Contract and Unexpired Lease to be assumed in accordance with section 365(b)(1) of the Bankruptcy Code. The cure amounts identified in the Notice of (A) Executory Contracts and Unexpired Leases to be Assumed by the Debtors pursuant to the Plan, (B) Cure Amounts, if any, and (C) Related Procedures in Connection Therewith [Docket No. 379] (the “Cure Notice”) and any amendments thereto, or this Confirmation Order, as applicable, represent the amount, if any, that the Debtors shall pay in full and complete satisfaction of such Cure Claims. Any disputed cure amounts will be determined in accordance with the procedures set forth in Article V.C of the Plan and applicable bankruptcy and non-bankruptcy law. As such, the Plan provides that the Debtors will cure, or provide adequate assurance that the Debtors will promptly cure, defaults with respect to assumed Executory Contracts and Unexpired Leases in compliance with section 365(b)(1) of the Bankruptcy Code. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

M.	Debtors’ Compliance with the Bankruptcy Code—Section 1129(a)(2).

34.    The Debtors have complied with the applicable provisions of the Bankruptcy Code and, thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor:

a.	is an eligible debtor under section 109, and a proper proponent of the Plan under section 1121(a), of the Bankruptcy Code;

b.	has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and

c.

has complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules, the Bankruptcy Local Rules, any applicable non-bankruptcy law, rule and regulation, the Disclosure Statement Order, and all other applicable law, in transmitting the Confirmation Materials, and related documents and notices, and in soliciting and tabulating the votes on the Plan.

N.	Plan Proposed in Good Faith—Section 1129(a)(3).

35.    The Plan (including the Plan Supplement and all other documents and agreements necessary to effectuate the Plan) satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code. The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In so determining, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan, the Restructuring Support Agreement, the process leading to Confirmation, including the overwhelming support of Holders of Claims and the Creditors’ Committee in favor of the Plan, and the transactions to be implemented pursuant thereto, including the Settled Issues. The Debtors’ Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to implement the Restructuring Transactions, reorganize, and emerge from chapter 11 with a financially delevered capital structure that will allow them to conduct their businesses and satisfy their ongoing obligations with adequate liquidity and capital resources.

O.	Payment for Services or Costs and Expenses—Section 1129(a)(4).

36.    Any payment made or to be made by the Debtors, or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

P.	Directors, Officers, and Insiders—Section 1129(a)(5).

37.    The Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code. Exhibit H of the Plan Supplement, as amended, discloses the identity of the individuals proposed to serve as the initial directors and officers of the Reorganized Debtors, and the identity, title, and nature of any compensation for any insider who will be employed or retained by the Reorganized Debtors. The proposed directors and officers for the Reorganized Debtors are qualified, and the appointments to, or continuance in, such offices by the proposed directors and officers is consistent with the interests of the Holders and with public policy.

Q.	No Rate Changes—Section 1129(a)(6).

38.    Section 1129(a)(6) of the Bankruptcy Code is not applicable to the Chapter 11 Cases. The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission.

R.	Best Interest of Creditors—Section 1129(a)(7).

39.    The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. Each Holder of an Impaired Claim or Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

40.    The liquidation analysis attached to the Disclosure Statement and the other evidence related thereto in support of the Plan that was proffered or adduced at or prior to the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analyses or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that Holders of Allowed Claims or Interests in every Class will recover as much or more under the Plan on account of such Claim or Interest, as of the Effective Date, than the amount such Holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. Accordingly, the Plan satisfies the “best interest” test under section 1129(a)(7) of the Bankruptcy Code.

S.	Acceptance by Certain Classes—Section 1129(a)(8).

41.    The Plan satisfies the requirements of section 1129(a)(8) of the Bankruptcy Code. Classes 1, 2, 3, and 4 constitute Unimpaired Classes, each of which is conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. The Voting Classes 5, 6, and 7 have voted to accept the Plan. Holders of Claims in Class 8 and Holders of Interests in Class 11 constitute Impaired Classes and are conclusively presumed to have rejected the Plan in accordance with section 1126(g) of the Bankruptcy Code. Holders of Claims in Classes 9 and 10 are either Unimpaired and conclusively presumed to have accepted the Plan (to the extent reinstated) or are Impaired and deemed to reject the Plan (to the extent cancelled), and, in either event, are not entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code.

T.	Treatment of Claims Entitled to Priority Under Section 507(a) of the Bankruptcy Code—Section 1129(a)(9).

42.    The treatment of Allowed Administrative Claims, Allowed Professional Fee Claims, Allowed Priority Tax Claims, and statutory fees payable to the U.S. Trustee under Article II of the Plan, and of Allowed Other Priority Claims under Article III of the Plan, satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

U.	Acceptance by At Least One Impaired Class—Section 1129(a)(10).

43.    The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code. As evidenced by the Voting Affidavit, the Voting Classes 5, 6, and 7, each of which is Impaired, voted to accept the Plan by the requisite numbers and amounts of Claims, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code), specified under the Bankruptcy Code. Accordingly, the requirements of section 1129(a)(10) of the Bankruptcy Code have been satisfied.

V.	Feasibility—Section 1129(a)(11).

44.    The Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code. The financial projections attached to the Disclosure Statement and the other evidence supporting Confirmation of the Plan proffered or adduced by the Debtors at or prior to the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; (d) establish that the Plan is feasible and Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan, except as provided in the Plan; and (e) establish that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan.

W.	Payment of Fees—Section 1129(a)(12).

45.    The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Article II.D of the Plan provides for the payment of all fees payable by the Debtors under section 1930(a) of title 28 of the United States Code.

X.	Continuation of Employee Benefits—Section 1129(a)(13).

46.    The Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code. Article IV.O of the Plan provides that from and after the Effective Date, the payment of all retiree benefits, as defined in section 1114 of the Bankruptcy Code, will continue in accordance with applicable law.

Y.	Non-Applicability of Certain Sections—Sections 1129(a)(14), (15), and (16).

47.    Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to the Chapter 11 Cases. The Debtors owe no domestic support obligations, are not individuals, and are not nonprofit corporations.

Z.	Only One Plan—Section 1129(c).

48.    The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code. The Plan is the only chapter 11 plan filed in the Chapter 11 Cases.

AA.	Principal Purpose of the Plan—Section 1129(d).

49.    The Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.

BB.	Not Small Business Cases—Section 1129(e).

50.    The Chapter 11 Cases are not small business cases, and accordingly section 1129(e) of the Bankruptcy Code is inapplicable to the Chapter 11 Cases.

CC.	Good Faith Solicitation—Section 1125(e).

51.    The Exculpated Parties have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective activities relating to support and consummation of the Plan, including the negotiation of certain modifications to the Plan to reflect a global settlement between the Debtors, the Consenting Creditors, and the Creditors’ Committee, and the execution, delivery, and performance of the Restructuring Support Agreement, the Exit Facility, the Exit Facility Documents, the Registration Rights Agreement, the New Organizational Documents, the New Equity, the New Second Lien PIK Notes, the New Second Lien PIK Notes Documents, and solicitation of acceptances of the Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

DD.	Satisfaction of Confirmation Requirements.

52.    Based on the foregoing, all other pleadings, documents, exhibits, statements, declarations, and affidavits filed in connection with confirmation of the Plan, and all evidence and arguments made, proffered, or adduced at the Confirmation Hearing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code.

EE.	Likelihood of Satisfaction of Conditions Precedent to the Effective Date.

53.    Without limiting or modifying the rights of any party set forth in Article IX.B or Article IX.C of the Plan, each of the conditions precedent to the Effective Date, as set forth in Article IX.B of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Article IX.C of the Plan.

FF.	Implementation.

54.    The terms of the Plan, including, without limitation, the Plan Supplement, and all exhibits and schedules thereto, and all other documents filed in connection with the Plan, and/or executed or to be executed in connection with the transactions contemplated by the Plan and all amendments and modifications of any of the foregoing made pursuant to the provisions of the Plan governing such amendments and modifications (collectively, the “Plan Documents”) are incorporated by reference, are approved in all respects, and constitute an integral part of the Plan and this Confirmation Order. Notwithstanding anything to the contrary in this Confirmation Order, including this Confirmation Order’s incorporation or approval of the Plan Documents, nothing in this Confirmation Order shall alter, modify or amend—and any and all Plan Documents remain subject to—the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement.

GG.	Binding and Enforceable.

55.    The Plan and the Plan Documents have been negotiated in good faith and at arm’s length and, subject to the occurrence of the Effective Date and the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement, shall bind any Holder and such Holder’s respective successors and assigns, whether or not such Holder’s Claim or Interest is Impaired under the Plan, whether or not such Holder has accepted the Plan, and whether or not such Holder is entitled to a distribution under the Plan. Subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement, the Plan and the Definitive Documentation constitute legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms. Pursuant to section 1142(a) of the Bankruptcy Code, the Plan and the Plan Documents shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

HH.	Disclosure of Facts.

56.    The Debtors have disclosed all material facts regarding the Plan, including with respect to consummation of the Exit Facility Documents, the New Second Lien PIK Notes Documents, the Registration Rights Agreement, and the New Organizational Documents, and the fact that except for TDC, Pittrans, and Sea Harvester, each applicable Debtor will emerge from its Chapter 11 Case as a validly existing corporation, limited liability company, partnership, or other form, as applicable, with separate assets, liabilities, and obligations.

II.	Good Faith.

57.    The Debtors, the Exculpated Parties, the Released Parties, and the Releasing Parties have been and will be acting in good faith if they proceed to: (a) consummate the Plan and the agreements, settlements, transactions, and transfers contemplated thereby in accordance with the Restructuring Support Agreement; and (b) take the actions authorized and directed by this Confirmation Order to reorganize the Debtors’ businesses and effect the Exit Facility Documents, the New Second Lien PIK Notes Documents, the Registration Rights Agreement, the New Organizational Documents, and the other Restructuring Transactions.

JJ.	Vesting of Assets.

58.    Except as otherwise provided in the Plan, this Confirmation Order, or any agreement, instrument, or other document incorporated therein, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, privileges, Causes of Action, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

KK.	The Exit Facility.

59.    The Exit Facility is an essential element of the Plan, is necessary for Confirmation and the consummation of the Plan, and is critical to the overall success and feasibility of the Plan. Entry into the Exit Facility and the other Exit Facility Documents is in the best interests of the Debtors, their Estates, and all Holders. The Debtors have exercised reasonable business judgment in determining to enter into the Exit Facility and the other Exit Facility Documents and have provided sufficient and adequate notice of the material terms of the Exit Facility, which material terms were filed as part of the Plan and Plan Supplement. The terms and conditions of the Exit Facility are fair and reasonable, and the Exit Facility was negotiated in good faith and at arm’s length. Subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement, the Debtors and Reorganized Debtors, as applicable, are authorized, without further approval of the Court or any other party, to execute and deliver all agreements, guarantees, instruments, mortgages, control agreements, certificates, and other documents relating to the Exit Facility and Exit Facility Documents to perform their obligations thereunder, including, without limitation, the payment or reimbursement of any fees, expenses, losses, damages, or indemnities.

LL.	Professional Fees and Expenses of Consenting Creditors and Indenture Trustee.

60.    The payment of professional fees and expenses of the Consenting Creditors Professionals in each case as set forth in the Plan, are essential elements of the Plan that were negotiated in good faith and at arm’s length, and are appropriate, fair, equitable, reasonable, and in the best interests of the Debtors, the Estates, and Holders.

MM.	Management Incentive Plan.

61.    The Debtors have provided sufficient and adequate notice of the terms of the Management Incentive Plan. The terms and conditions of the Management Incentive Plan have been negotiated in good faith and at arm’s length with the Debtors’ primary stakeholders. Subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement, the Management Incentive Plan is an essential element of the Plan, and the terms of the Management Incentive Plan and the payments contemplated therein are reasonable and comparable to the market. Subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement, the Management Incentive Plan is hereby approved in its entirety and the Debtors and the Reorganized Debtors, as applicable, are authorized, without further approval of the Court, to execute and deliver all agreements and other documents relating to the Management Incentive Plan, including the awards to be issued to PetroQuest’s current Chief Executive Officer, Chief Financial Officer, and EVP – Operations and Production. Notwithstanding anything to the contrary herein or in the Plan and Restructuring Support Agreement, the Management Incentive Plan shall be subject to final approval by the New Board.

NN.	Issuance of New Equity and New Second Lien PIK Notes.

62.    Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the New Equity, the New Second Lien PIK Notes, and any other securities to be issued and distributed (including the distributions described in the Restructuring Transactions), whether on the Effective Date or any other date of a distribution thereafter, pursuant to the terms of the Plan and/or in accordance with this Confirmation Order, comply with section 1145 of the Bankruptcy Code and shall be exempt from, among other things, the registration and prospectus delivery requirements of Section 5 of the Securities Act and any other applicable state and federal law requiring registration and/or delivery of a prospectus prior to the offering, issuance, distribution, or sale of securities.

63.    In addition, under section 1145 of the Bankruptcy Code, any issuance of securities contemplated by the Plan and any and all agreements incorporated therein, including the New Equity and the New Second Lien PIK Notes, shall be freely tradable by the recipients thereof and shall be subject to (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, (b) compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments, (c) the restrictions, if any, on the transferability of such securities and instruments, including those set forth in the New Organizational Documents, and (d) applicable regulatory approval, if any.

64.    Each share of the New Equity issued and distributed pursuant to the Plan shall be duly authorized, validly issued, and fully paid and non-assessable. The New Second Lien PIK

Notes issuable under the Plan and in accordance with the terms of the New Second Lien PIK Notes Documents (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees to be paid by the Reorganized Debtors in connection therewith, including the payment of all fees and expenses provided for therein) are approved, and the Reorganized Debtors are authorized to enter into and perform under the New Second Lien PIK Notes Documents and such other documents as may be required or appropriate. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. It is anticipated that the Class A shares of the New Equity and the New Second Lien PIK Notes shall be issued through the facilities and in accordance with any applicable procedures of The Depository Trust Company (“DTC”), and that the Debtors and/or Reorganized Debtors will reflect any ownership of the New Equity and the New Second Lien PIK Notes through the facilities of the DTC. The Reorganized Debtors need not provide any further evidence other than this Confirmation Order with respect to the treatment of the New Equity or the New Second Lien PIK Notes under applicable securities laws, and this Confirmation Order is sufficient evidence that the New Equity and the New Second Lien PIK Notes are exempt from registration. Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of the transactions contemplated by the Plan, including, for the avoidance of doubt, whether the New Equity and the New Second Lien PIK Notes are exempt from registration.

OO.	Executory Contracts and Unexpired Leases.

65.    The Debtors have exercised sound business judgment in determining whether to assume or reject each of their Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, Article V of the Plan, and as set forth in the Plan Supplement. Except as set forth herein and/or in separate orders entered by the Court relating to assumption of Executory Contracts or Unexpired Leases, the Debtors have cured or provided adequate assurances that the Debtors will cure defaults (if any) under or relating to each Executory Contract or Unexpired Lease assumed under the Plan.

66.    Nothing in the Plan or this Confirmation Order shall prevent a party to an Executory Contract or Unexpired Lease rejected pursuant to the Plan from filing a Proof of Claim based on such rejection within thirty (30) days following (a) entry of an order approving the rejection of such Executory Contract or Unexpired Lease (including this Confirmation Order) or (b) thirty (30) days after notice of any rejection that occurs after the Effective Date. Nothing in the Plan or this Confirmation Order shall prevent a party to an Executory Contract or Unexpired Lease assumed pursuant to the Plan, or otherwise, from continuing to prosecute an objection to the Cure Claim related to such assumed Executory Contract if such objection is timely filed on or before the Plan Objection Deadline but not resolved before the Effective Date.

PP.	GUC Administrator Agreement.

67.    The Debtors and the Reorganized Debtors have exercised reasonable business judgment in determining to enter into the GUC Administrator Agreement, a form of which was included in the Plan Supplement, and have provided sufficient and adequate notice of the GUC Administrator Agreement, which was filed as part of the Plan Supplement. The terms and conditions of the GUC Administrator Agreement are fair and reasonable, and the GUC Administrator Agreement was negotiated in good faith and at arm’s length. Subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement, the Debtors and Reorganized Debtors, as applicable, are authorized, without further approval of the Court or any other party, to execute the GUC Administrator Agreement in substantially the form filed in the Plan Supplement.

QQ.	Retention of Jurisdiction.

68.    Except as otherwise provided in any of the Plan Documents, the Court shall retain jurisdiction over the Chapter 11 Cases and all matters arising out of, or related to, the Chapter 11 Cases and the Plan, including, without limitation, the matters set forth in Article XI of the Plan.

ORDER

IT IS ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

69.    Confirmation of the Plan. The Plan is approved in its entirety and CONFIRMED under section 1129 of the Bankruptcy Code. The terms of the Plan, including the Plan Supplement, are incorporated by reference into and are an integral part of this Confirmation Order.

70.    Objections. All objections and all reservations of rights pertaining to Confirmation that have not been withdrawn, waived, or settled are overruled on the merits.

71.    Plan Classification Controlling. The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of the distributions to be made thereunder. The classification set forth on the Ballots tendered to or returned by the Holders of Claims in connection with voting on the Plan: (a) were set forth thereon solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of Claims under the Plan for distribution purposes; (c) may not be relied upon by any Holder as representing the actual classification of such Claim under the Plan for distribution purposes; and (d) shall not be binding on the Debtors except for voting purposes.

72.    No Action Required. Under section 1142(b) of the Bankruptcy Code, no action of the respective directors, equity holders, managers, or members of the Debtors or the Reorganized Debtors is required to authorize the Debtors or the Reorganized Debtors, as applicable, to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, the Restructuring Transactions, and any contract, assignment, certificate, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan, including the Exit Facility Documents, the New Second Lien PIK Notes Documents, the Registration Rights Agreement, and the New Organizational Documents, and the appointment and election of the members of the New Boards.

73.    Binding Effect. On the date hereof and after entry of this Confirmation Order and subject to the occurrence of the Effective Date and the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement, the Plan and the Plan Documents shall bind any Holder and such Holder’s respective successors and assigns, whether or not: (a) the Claim or Interest of such Holder is Impaired under the Plan; (b) such Holder has voted to accept or reject the Plan; (c) such Holder has failed to vote to accept or reject the Plan; (d) such Holder is entitled to a distribution under the Plan; (e) such Holder will receive or retain any property or interests in property under the Plan; or (f) such Holder has filed a Proof of Claim in the Chapter 11 Cases. Subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement, the Plan and the Plan Documents constitute legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms. Pursuant to section 1142(a) of the Bankruptcy Code, the Plan and the Plan Documents shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law, subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement.

74.    Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in the Plan, this Confirmation Order, or in any agreement, instrument, or other document incorporated in the Plan (including the Exit Facility, the Exit Facility Documents, the New Second Lien PIK Notes Documents, the Registration Rights Agreement, and the New Organizational Documents), on the Effective Date, all property in each Estate of a Reorganized Debtor, all Causes of Action, and any property acquired by any of the Reorganized Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. To the extent that the retention by the Debtors or the Reorganized Debtors of assets held immediately prior to emergence in accordance with the Plan is deemed, in any instance, to constitute a “transfer” of property, such transfer of property to the Debtors or the Reorganized Debtors (a) is or shall be a legal, valid, and effective transfer of property, (b) vests or shall vest the Debtors or the Reorganized Debtors with good title to such property, free and clear of all Liens, Claims, charges, or other encumbrances, except as expressly provided in the Plan or this Confirmation Order, (c) does not and shall not constitute an avoidable transfer under the Bankruptcy Code or under applicable non-bankruptcy law, and (d) does not and shall not subject the Debtors or the Reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable non-bankruptcy law, including by laws affecting successor or transferee liability.

75.    Effectiveness of All Actions. All actions contemplated by the Plan, including all actions pursuant to, in accordance or in connection with the Exit Facility Documents, the New Organizational Documents, the Registration Rights Agreement, the New Equity, the New Second Lien PIK Notes, the New Second Lien PIK Notes Documents, and the Management Incentive Plan are hereby effective and authorized to be taken on, prior to, or after the Effective Date, as applicable, under this Confirmation Order, without further application to, or order of the Court, or further action by the respective officers, directors, managers, members, or equity holders of the Debtors or the Reorganized Debtors and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or equity holders.

76.    Restructuring Transactions. Subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement, the Debtors or the Reorganized Debtors, as applicable, are authorized to enter into and effectuate the Restructuring Transactions, including the entry into and consummation of the transactions contemplated by the Exit Facility Documents, the New Second Lien PIK Notes Documents, the Registration Rights Agreement, the New Organizational Documents, and the Management Incentive Plan, and may take any actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Reorganized Debtors, as and to the extent provided in the Plan and the Restructuring Support Agreement. Any transfers of assets or equity interests effected or any obligations incurred through the Restructuring Transactions are hereby approved and shall not constitute fraudulent conveyances or fraudulent transfers or otherwise be subject to avoidance. Upon the Effective Date, TDC, Pittrans, and Sea Harvester shall be dissolved automatically, effective on the Effective Date, without the need for any corporate action or approval and without the need for any corporate filings. Except as otherwise provided in the Plan, each Reorganized Debtor, as applicable, shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, under the applicable law in the jurisdiction in which such applicable Debtor is incorporated or formed.

77.    Cancellation of Notes, Instruments, Certificates, and Other Documents. On the Effective Date, except as otherwise provided herein or in the Plan, all notes, instruments, certificates, and other instruments or documents, directly or indirectly, evidencing any Claim or Interest shall be deemed cancelled and the obligations of the Debtors or Reorganized Debtors and any non-Debtor Affiliates thereunder or in any way related thereto shall be discharged; provided, however, that notwithstanding the releases set forth in Article VIII.F of the Plan or Paragraph 99 herein, or the occurrence of Confirmation or the Effective Date, any indenture or other credit document or agreement that governs the rights of a Holder shall continue in effect solely for purposes of, as applicable: (a) allowing Holders of Allowed Prepetition Second Lien Notes Claims and Allowed Prepetition Second Lien PIK Notes Claims to receive distributions under the Plan; and (b) allowing and preserving the rights of the Indenture Trustees to (i) make distributions in satisfaction of Allowed Second Lien Notes Claims, (ii) maintain and exercise their respective Charging Liens under the terms of the Indentures or any related or ancillary document, instrument, agreement, or principle of law against Holders of Allowed Second Lien Notes Claims and distributions thereto, (iii) seek compensation and reimbursement for any reasonable and documented fees and expenses incurred in making such distributions, (iv) maintain and enforce any right to indemnification, expense reimbursement, contribution, or subrogation or any other claim or entitlement that the Indenture Trustees may have under the applicable Indentures and the Collateral Trust Agreement, and (v) appear and raise issues in these Chapter 11 Cases. For the avoidance of doubt, all indemnification obligations and expense reimbursement obligations of the Debtors arising under the Indentures in favor of the Indenture Trustees, and each of their respective directors, officers, employees, agents, affiliates, controlling persons, and legal and financial advisors shall survive, remain in full force and effect, and be enforceable against the Debtors or their Estates on and after the Effective Date and shall be enforceable through the exercise of the applicable Charging Lien against the Holders of Allowed Second Lien Notes Claims and distributions thereto.

78.    Distributions. Subject to Article VI of the Plan, all amounts and securities necessary for the Debtors (on the Effective Date) or the Reorganized Debtors to make payments or distributions pursuant hereto shall be made as provided in the Plan, including through distributions of the New Equity and the New Second Lien PIK Notes. Any payment in Cash to be made pursuant to the Plan shall be made at the election of the Reorganized Debtors by check or by wire transfer.

79.    Preservation of Rights of Action. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, as set forth in the Plan. The Reorganized

Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. For the avoidance of doubt, the Debtors’ failure to list any Causes of Action in the Disclosure Statement, the Plan, the Plan Supplement, or otherwise in no way limits the rights of the Reorganized Debtors as set forth above. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. The Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan or this Confirmation Order.

80.    Subordination. Except as otherwise expressly provided in the Plan, this Confirmation Order, and any other order of the Court: (a) the classification and manner of satisfying all Claims and Interests under the Plan takes into consideration all subordination rights, whether arising by contract or under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise; (b) all subordination rights that a Holder may have with respect to any distribution to be made under the Plan shall be discharged and terminated and all actions related to the enforcement of such subordination rights shall be enjoined permanently; and (c) the distributions under the Plan to the Holders of Allowed Claims will not be subject to payment of a beneficiary of such subordination rights, or to levy, garnishment, attachment, or other legal process by a beneficiary of such terminated subordination rights.

81.    New Second Lien PIK Notes. On the Effective Date, New Parent is authorized to issue the New Second Lien PIK Notes on the terms set forth in the New Second Lien PIK Notes Documents and the New Second Lien PIK Notes and all Liens and security interests to be granted in connection with the New Second Lien PIK Notes Documents (a) shall be legal, binding, and enforceable Liens on, and security interests in, the Collateral (as defined in the New Second Lien PIK Indenture) granted thereunder in accordance with the terms of the New Second Lien PIK Notes Documents, (b) shall be deemed automatically attached and perfected (or deemed continuing to be attached and perfected) on the Effective Date, and (c) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. Upon entry of this Confirmation Order, the New Second Lien PIK Notes (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors in connection therewith) shall be deemed approved, to the extent not approved by the Court previously, and the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the New Second Lien PIK Notes, including the New Second Lien PIK Notes Documents, without further notice to or order of the Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, in each case, subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement. Notwithstanding anything to the contrary in this Confirmation Order or Article XI of the Plan, after the Effective Date, any disputes arising under the New Second Lien PIK Notes Documents will be governed by the jurisdictional provisions therein.

82.    Exit Facility. On the Effective Date, the Reorganized Debtors are authorized to enter into the Exit Facility on the terms set forth in the Exit Facility Documents and the Exit Facility and all Liens and security interests to be granted in connection with the Exit Facility

Documents (a) shall be legal, binding, and enforceable Liens on, and security interests in, the Collateral (as defined in the Exit Facility Credit Agreement) granted thereunder in accordance with the terms of the Exit Facility Documents, (b) shall be deemed automatically attached and perfected (or deemed continuing to be attached and perfected) on the Effective Date, and (c) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. Upon entry of this Confirmation Order, the Debtors’ entry into the Exit Facility Documents (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors in connection therewith) shall be approved, to the extent not approved by the Court previously, and the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the Exit Facility, including the Exit Facility Documents, without further notice to or order of the Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, in each case, subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement. Notwithstanding anything to the contrary in this Confirmation Order or Article XI of the Plan, after the Effective Date, any disputes arising under the Exit Facility Documents will be governed by the jurisdictional provisions therein.

83.    New Organizational Documents. Subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement, the terms of the New Organizational Documents are approved in all respects. Subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement, the obligations of the applicable Reorganized Debtors related thereto, will, upon execution, constitute legal, valid, binding, and authorized obligations of each of the Reorganized Debtors, as applicable, be enforceable in accordance with their terms and not in contravention of any state or federal law. On the Effective Date, without any further action by the Court or the directors, officers, or equity holders of any of the Reorganized Debtors, each Reorganized Debtor, as applicable, will be and is authorized to enter into the New Organizational Documents and all related documents to which such Reorganized Debtor is contemplated to be a party on the Effective Date. In addition, on the Effective Date, without any further action by the Court or the directors, officers or equity holders of any of the Reorganized Debtors, each applicable Reorganized Debtor will be and is authorized to: (a) issue the New Equity; (b) execute, deliver, file, and record any other contracts, assignments, certificates, instruments, agreements, guarantees, or other documents executed or delivered in connection with the New Organizational Documents; (c) perform all of its obligations under the New Organizational Documents; and (d) take all such other actions as any of the responsible officers of such Reorganized Debtor may determine are necessary, appropriate or desirable in connection with the consummation of the transactions contemplated by the New Organizational Documents, subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement.

84.    Filing and Recording. This Confirmation Order is and shall be binding upon and shall govern the acts of all Persons or Entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument. Each and every federal, state, and local government agency is hereby directed to accept any and all documents and instruments necessary, useful, or appropriate (including financing statements under the applicable uniform commercial code) to effectuate, implement, and consummate the transactions contemplated by the Plan and this Confirmation Order without payment of any stamp tax or similar tax imposed by state or local law.

85.    Registration Rights Agreement. On the Effective Date, the Reorganized Debtors shall enter into the Registration Rights Agreement. Upon entry of this Confirmation Order, the Registration Rights Agreement (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Debtors or the Reorganized Debtors in connection therewith) shall be deemed approved, to the extent not approved by the Court previously, and the Reorganized Debtors are authorized to execute and take all actions necessary or appropriate to give effect to the Registration Rights Agreement, without further notice to or order of the Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications acceptable to the Reorganized Debtors, the beneficiaries to such Registration Rights Agreement, and the Requisite Creditors, as applicable. Notwithstanding anything to the contrary in this Confirmation Order or Article XI of the Plan, after the Effective Date, any disputes arising under the Registration Rights Agreement will be governed by the jurisdictional provisions therein.

86.    Management Incentive Plan. Subject to the consultation and approval rights and conditions set forth in the Plan and Restructuring Support Agreement, the Management Incentive Plan, including the awards to be issued to PetroQuest’s current Chief Executive Officer, Chief Financial Officer, and EVP – Operations and Production, is hereby approved in its entirety and shall be implemented on the Effective Date by the Reorganized Debtors without any further action by the New Board or the Court.

87.    Directors and Officers of Reorganized Debtors. The Reorganized Debtors’ initial directors and officers have been disclosed at or prior to the Confirmation Hearing, including the identity of any insider that will be employed or retained by the Reorganized Debtors and the nature of any compensation of such insider. Based on the foregoing, the appointment to, or continuance in, the applicable office by the applicable individual is consistent with the interests of creditors and equity security holders and with public policy.

88.    Compromise of Controversies. In consideration for the distributions and other benefits, including releases, provided under the Plan, the provisions of the Plan constitute a good-faith compromise and settlement of all Claims, Interests, and controversies resolved under the Plan and the entry of this Confirmation Order constitutes approval of such compromise and settlement under Bankruptcy Rule 9019, including the settlement of the Settled Issues.

89.    Assumption of Contracts and Leases. On the Effective Date, each Executory Contract and Unexpired Lease proposed to be assumed shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Court, under section 365 of the Bankruptcy Code and the payment of cures, if any, shall be paid in accordance with Article V.C. of the Plan. Each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable cure amount pursuant to Article V.C of the Plan shall result in the full release and satisfaction of any cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to this Confirmation Order, and for which any cure has been fully paid pursuant to Article V.C of the Plan shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Court.

90.    Director and Officer Liability Insurance. As of the Effective Date, the Reorganized Debtors shall be deemed to have assumed all D&O Liability Insurance Policies (including tail coverage liability insurance) pursuant to section 365(a) of the Bankruptcy Code. The Plan shall not discharge, impair, or otherwise modify, terminate or reduce the coverage under any D&O Liability Insurance Policy, including, without limitation, any indemnity obligations assumed by the assumption of the D&O Liability Policies.

91.    Authorization to Consummate. The Debtors are authorized to consummate the Plan and the Restructuring Transactions after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties pursuant to Article IX.C of the Plan) of the conditions precedent to Consummation set forth in Article IX of the Plan.

92.    Payment of Fees and Expenses of the Consenting Creditors Professionals. The provision governing the payment of fees and expenses of the Consenting Creditors Professionals set forth in Article IV.P of the Plan is approved in its entirety.

93.    Professional Compensation. The provisions governing Professional compensation set forth in Article II.B are approved in their entirety.

94.    Return of Deposits. All utilities, including any Person who received a deposit or other form of “adequate assurance” of performance pursuant to section 366 of the Bankruptcy Code during the Chapter 11 Cases (collectively, the “Deposits”), whether pursuant to the Order (I) Approving Adequate Assurance of Payments to Utility Companies, (II) Establishing Procedures for Resolving Objections, and (III) Prohibiting Utility Companies from Altering, Refusing, or Discontinuing Service [Docket No. 50] (the “Utilities Order”) or otherwise, including, gas, electric, telephone, data, cable, trash, and sewer services, are directed to return such Deposits to the Reorganized Debtors, either by setoff against postpetition indebtedness or by Cash refund, within thirty (30) days following the Effective Date. Additionally, the Debtors or Reorganized Debtors, as applicable, are hereby authorized to close the Utility Deposit Account (as defined in the Utilities Order) and utilize such funds in the operation of their businesses.

95.    Release, Exculpation, Discharge, and Injunction Provisions. The following release, exculpation, discharge, and injunction provisions set forth in Article VIII of the Plan are approved and authorized in their entirety, and such provisions are effective and binding on all parties and Entities to the extent provided therein.

a.	Release of Liens.

96.    Except as otherwise specifically provided in the Plan, the New Second Lien PIK Notes Documents (including in connection with any express written amendment of any mortgage, deed of trust, Lien, pledge, or other security interest under the New Second Lien PIK Notes Documents), the Exit Facility Documents, or in any other contract, instrument, agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions or other treatment made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Court and without any action or Filing being required to be made by the Debtors or the Reorganized Debtors. In addition, at the Debtors’ or Reorganized Debtors’ sole expense, the Prepetition Term Loan Agent and the Indenture Trustee shall execute and deliver all documents reasonably requested by the Reorganized Debtors, or the administrative agent or indenture trustee for the Exit Facility or New Second Lien PIK Notes to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Reorganized Debtors to file UCC-3 termination statements and other release documentation (to the extent applicable) with respect thereto.

b.	Releases by the Debtors.

97.    Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtors, their Estates, and the Reorganized Debtors from any and all Claims, Causes of Action, obligations, suits, judgments, damages, demands, losses, or liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), including any derivative claims, asserted on behalf of the Debtors, that the Debtors, their Estates, or the Reorganized Debtors would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), the Debtors’ in- or out-of-court restructuring efforts, the Debtors’ intercompany transactions (including dividends paid), transactions pursuant and/or related to the Prepetition Term Loan Agreement, the Prepetition Second Lien Indenture, the Prepetition Second Lien PIK Indenture, the Notes, the Cash Collateral Order (and any payments or transfers in connection therewith), any Avoidance Actions, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, the Restructuring Support Agreement, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, or any Restructuring Transaction, contract, instrument, document, release, or other agreement or document (including any legal opinion regarding any such transaction, contract, instrument, document, release, or other agreement or the reliance by any Released Party on the Plan or this Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Restructuring Support Agreement, the

Disclosure Statement, the Plan, the related agreements, instruments, and other documents (including the Definitive Documentation), the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the solicitation of votes with respect to the Plan, the administration and implementation of the Plan, including the issuance or distribution of Securities or other property pursuant to the Plan, the Definitive Documentation, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, (i) the releases set forth in the Plan do not release any post-Effective Date obligations of any party or Entity under the Plan, including under any of the Restructuring Transactions, and (ii) nothing in this provision shall, nor shall it be deemed to, release any Released Party from any Claims or Causes of Action that are found, pursuant to a Final Order, to be the result of such Released Party’s gross negligence, actual fraud, or willful misconduct.

98.    Entry of this Confirmation Order shall constitute the Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases by the Debtors set forth in Article VIII.E of the Plan, which includes by reference each of the related provisions and definitions contained therein, and, further, shall constitute the Court’s finding that such releases are: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the claims released by such releases; (3) in the best interests of the Debtors and their Estates; (4) fair, equitable and reasonable; (5) given and made after due notice and opportunity for hearing; (6) an essential component of the Plan and the Restructuring Transactions; and (7) a bar to any of the Debtors or their Estates asserting any claim or cause of action released pursuant to such releases.

c.	Releases by Holders of Claims and Interests.

99.    As of the Effective Date, to the fullest extent of the law, each Releasing Party is deemed to have released and discharged each Released Party from any and all Claims, Causes of Action, obligations, suits, judgments, damages, demands, losses, or liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), including any derivative claims, asserted on behalf of the Debtors, that the Debtors, their Estates, or the Reorganized Debtors would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), the Debtors’ in- or out-of-court restructuring efforts, the Debtors’ intercompany transactions (including dividends paid), transactions pursuant and/or related to the Prepetition Term Loan Agreement, the Prepetition Second Lien Indenture, the Prepetition Second Lien PIK Indenture, the Notes, the Cash Collateral Order (and any payments or transfers in connection therewith), any Avoidance Actions, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Releasing Party, the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, the Restructuring Support Agreement, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, or any Restructuring Transaction, contract, instrument, document, release, or other agreement or document (including any legal opinion regarding any such transaction, contract, instrument, document, release, or other agreement or the reliance by any Releasing Party on the Plan or this Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Restructuring Support Agreement, the Disclosure Statement, the Plan, the related agreements, instruments, and other documents (including the Definitive Documentation), the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the solicitation of votes with respect to the Plan, the administration and implementation of the Plan, including the issuance or distribution of Securities or other property pursuant to the Plan, the Definitive Documentation, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, (i) the releases set forth in the Plan do not release any post-Effective Date obligations of any party or Entity under the Plan, including under any of the Restructuring Transactions, and (ii) nothing in this provision shall, nor shall it be deemed to, release any Released Party from any Claims or Causes of Action that are found, pursuant to a Final Order, to be the result of such Released Party’s gross negligence, actual fraud, or willful misconduct.

100.    Entry of this Confirmation Order shall constitute the Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases by Holders of Claims and Interests set forth in Article VIII.F of the Plan, which includes by reference each of the related provisions and definitions contained therein, and, further, shall constitute the Court’s finding that such releases are: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the claims released by such releases;

(3) in the best interests of the Debtors and their Estates; (4) fair, equitable and reasonable; (5) given and made after due notice and opportunity for hearing; (6) an essential component of the Plan and the Restructuring Transactions; and (7) a bar to any of the Releasing Parties asserting any claim or cause of action released pursuant to such releases.

d.	Exculpation.

101.    Except as otherwise specifically provided in the Plan and only to the fullest extent permitted under Bankruptcy Code section 1125(e), no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Claim, Cause of Action, obligation, suit, judgment, damage, demand, loss, or liability for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, Filing, or termination of the Restructuring Support Agreement and related prepetition transactions, the Restructuring Support Agreement, the Disclosure Statement, the Plan, the related agreements, instruments, and other documents (including the Definitive Documentation), the solicitation of votes with respect to the Plan, or any Restructuring Transaction, contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or this Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Debtors’ in or out-of-court restructuring efforts, the Disclosure Statement, the Plan, the Restructuring Support Agreement, the related agreements, instruments, and other documents (including the Definitive Documentation), the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the

Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan, the related agreements, instruments, and other documents (including the Definitive Documentation), or any other related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties (to the extent applicable) have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

e.	Injunction.

102.    Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or Confirmation Order, all Entities who have held, hold, or may hold Claims or Interests that have been released pursuant to Article VIII.E or Article VIII.F of the Plan, discharged pursuant to Article VIII.B of the Plan, or are subject to exculpation pursuant to Article VIII.G of the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Released Parties, or the Exculpated Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests;

(b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (c) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the injunction does not enjoin any party under the Plan or under any document, instrument, or agreement (including those attached to the Disclosure Statement or set forth in the Plan Supplement, to the extent finalized) executed to implement the Plan from bringing an action to enforce the terms of the Plan or such document, instrument, or agreement (including those attached to the Disclosure Statement or set forth in the Plan Supplement, to the extent finalized) executed to implement the Plan.

Reservations of Rights in Favor of the United States of America

a.	Federal Oil and Gas Leases.

103.    Notwithstanding anything to the contrary in this Confirmation Order, the Plan, the Plan Supplement and/or in any other Plan-related documents (collectively for purposes of paragraphs 103 through 109 of this Confirmation Order, the “Confirmation Documents”): (i) the Debtors shall assume all of, and shall not abandon or otherwise reject any of, their current or former interests in any federal oil and gas leases and/or rights-of-way grants, and/or rights-of-use-and-easement grants and/or related decommissioning obligations (collectively, the “Federal Leases”); and (ii) any pending or future assignment and/or transfer of any Federal Leases by the Debtors, as applicable, to any assignee or transferee will be ineffective absent the consent of the Department of the Interior (“Interior”) if such consent is required by applicable non-bankruptcy laws or regulations which include, without limitation, any pending assignment requests previously submitted by the Debtors and NOV to Interior for the proposed assignment of certain Federal Leases from the Debtors to NOV which have not yet been approved by Interior. In order to assume the Federal Leases and, where applicable, obtain the consent of Interior to any assignment and/or transfer of the Federal Leases, the Debtors, the Reorganized Debtors and/or any assignees or transferees, as applicable, must, among other things, cure, or provide adequate assurance that they will promptly cure, any and all existing defaults under the applicable Federal Leases in the ordinary course subject to the applicable deadlines and requirements set forth in non-bankruptcy laws, regulations and administrative procedures. Any challenge to any default required to be cured must be raised in the United States’ administrative review process leading to a final agency determination by Interior. Notwithstanding anything to the contrary in the Confirmation Documents or in any Cure Notices contemplated by the Confirmation Documents, nothing in the Confirmation Documents shall be interpreted to set cure amounts for the Federal Leases and any amounts owing under the Federal Leases shall be promptly paid when due in the ordinary course subject to applicable non-bankruptcy laws, regulations and administrative procedures. If the Debtors, the Reorganized Debtors and/or any assignees or transferees, as applicable, do not timely pay the cure amounts when due in the ordinary course pursuant to applicable non-bankruptcy laws, regulations and administrative procedures, the Debtors, the

Reorganized Debtors, and/or any assignees and/or transferees, as applicable, will pay late payment charges on the untimely payment at the rate established in 30 C.F.R. § 1218.54 to the fullest extent permitted by applicable non-bankruptcy laws and regulations. For the avoidance of any doubt, the payment of any cure amounts, or any other payment that must be made in connection with the assumption and/or assignment of any the Debtors’ interests in the Federal Leases, shall not release any monetary or non-monetary obligations that are owing by either the Debtors, the Reorganized Debtors or any assignee and/or transferee, as applicable, under applicable laws and regulations other than with respect to the specific monetary obligation being paid.

104.    Notwithstanding any other provision in the Confirmation Documents, ONRR will retain, and have, the right to audit and/or perform any compliance review and, if appropriate, collect from the Debtors, the Reorganized Debtors and/or their respective successors and assigns (including any assignees and transferees of the Federal Leases to the fullest extent permitted by applicable non-bankruptcy laws and regulations) under the Federal Leases, any additional money that was owed by the Debtors or Reorganized Debtors, as applicable, prior to the assumption and/or assignment of the Federal Leases without those rights being adversely affected by these bankruptcy proceedings. The Debtors, the Reorganized Debtors and/or their successors and assigns, as applicable, will each individually retain all defenses and/or rights, other than defenses and/or rights arising from the bankruptcy, to challenge any such determination; provided, however, that any such challenge, including any challenge associated with this bankruptcy proceeding, must be raised in the United States’ administrative review process leading to a final agency determination by ONRR. The audit and/or compliance review period shall remain open for the full statute of limitations period established by the Federal Oil and Gas Royalty

Simplification and Fairness Act of 1996 (30 U.S.C. §§ 1701, et seq.). For the avoidance of doubt, but subject to the requirements otherwise set forth in this paragraph, pending Audit CIM No. 18-00065 shall be preserved and continue in an administrative proceeding until a final determination has been made by Interior and all parties reserve all rights in the administrative process with respect to such audit.

105.    Notwithstanding anything to the contrary in the Confirmation Documents, nothing therein shall release, nullify, preclude, limit, waive, enjoin, impact or affect, in any way: (i) the Debtors’, the Reorganized Debtors’ or any assignee’s or transferee’s, compliance with all applicable legal requirements under applicable non-bankruptcy laws governing assignments of Federal Leases including, without limitation, as provided for in The Outer Continental Shelf Lands Act, 43 U.S.C. § 1331 et seq. (“OCSLA”) and 30 C.F.R. Part 556 and 30 C.F.R. Part 250, Subpart J, if applicable; (ii) the rights of Interior to consent to, or withhold consent to, the assignment and/or transfer of the Debtors’ current or former interests in any Federal Leases to any assignee and/or transferee in Interior’s regulatory discretion pursuant to applicable non-bankruptcy laws and regulations; and/or (iii) the Debtors’ and/or the Reorganized Debtors’ obligations, or the obligations of any assignee and/or transferee of the Debtors’ or Reorganized Debtors’ current or former interests in the Federal Leases, to comply with all laws and regulations applicable to such Federal Leases including, without limitation, maintenance and monitoring obligations, decommissioning obligations and financial assurance obligations, as provided for in, among other places, OCSLA and its implementing regulations found in 30 C.F.R. Part 250 and 30 C.F.R. Part 556.

106.    Notwithstanding anything to the contrary in the Confirmation Documents, nothing therein shall require the United States of America (inclusive of any and all of its agencies and sub-agencies, collectively, the “United States”) to call, enforce, seek payment under, or exhaust any purported remedies with respect to, any bonds, surety agreements, guarantees or any other form of financial assurance protecting the United States before enforcing any such obligations against the Debtors or Reorganized Debtors to the extent permitted by applicable non-bankruptcy laws.

b.	Governmental Units.

107.    Notwithstanding anything to the contrary in the Confirmation Documents, nothing shall release, nullify, discharge, waive, limit, preclude or enjoin: (i) any liability to any Governmental Unit that is not Claim; (ii) any Claim of a Governmental Unit arising on or after the Effective Date; (iii) any liability to a Governmental Unit on the part of any Person other than the Debtors; (iv) the enforcement of any liability or obligation to a Governmental Unit under its police and regulatory authority, as provided for in, laws, statutes, regulations, notices or orders, that any entity would be subject to as owner or operator of property after the date of entry of this Confirmation Order; and/or (v) the exercise of any rights of setoff or recoupment by the United States and any such rights are expressly preserved irrespective of any deadlines or requirements provided for elsewhere in the Confirmation Documents. For the avoidance of any doubt, the United States shall not be required to: (i) file a Proof of Claim in order to effectuate any recoupment or setoff to the extent that the Debtors or Reorganized Debtors seek a refund or otherwise assert a claim or right to turnover of any monies or other assets from the United States prior to the Governmental Bar Date; (ii) perform any recoupment or setoff by the Confirmation Date; or (iii) provide notice of any such recoupment or setoff by the Confirmation Date, and all of the United States’ rights to recoupment and/or setoff are expressly preserved.

108.    Notwithstanding anything to the contrary in the Confirmation Documents, nothing shall: (i) divest any tribunal of any jurisdiction to interpret the Confirmation Documents or adjudicate any defenses related thereto; (ii) release or discharge any third-party or non-debtor entity from any debt, obligation, liability, claim, action, proceeding, defense or cause of action in connection with any claim, action, proceeding, defense or cause of action, brought, or that may be brought, by a Governmental Unit or enjoins the Governmental Unit from asserting any of the foregoing; or (iii) exculpate any third-party or non-debtor entity from any liability, claim, action, proceeding or cause of action brought, or that may be brought, by a Governmental Unit except to the extent provided by section 1125(e) of the Bankruptcy Code. For the avoidance of any doubt, the United States expressly objects to, and is deemed to opt out of, the third-party releases set forth in Article VIII.F of the Plan and the United States shall not be required to submit a ballot in favor of, or against, the Plan, to opt out of any such third-party release contained in the Confirmation Documents.

109.    Notwithstanding anything to the contrary elsewhere in the Confirmation Documents, paragraphs 103 through 109 of this Confirmation Order shall expressly supersede and control to the extent that any conflict is deemed to exist between paragraphs 103 through 109 herein and any other provision in the Confirmation Documents.

110.    Talos Energy. Each of the unexpired contracts or other agreements between any of the Debtors, on the one hand, and Talos Energy Inc. and its affiliates (including, but not limited to, Talos Petroleum LLC f/k/a Stone Energy Corporation) (collectively, “Talos”), on the other hand (the “Talos Agreements”), are hereby deemed assumed without the need for payment of any cure amount. The Debtors, the Reorganized Debtors, and Talos shall continue to perform their respective obligations under the Talos Agreements after the Effective Date, including any obligations related to plugging and abandonment and decommissioning, in the ordinary course of business.

111.    Claims of the Texas Comptroller. Notwithstanding anything else to the contrary in the Plan or this Confirmation Order, the following provisions will govern the treatment of any Allowed Claims of the Texas Comptroller of Public Accounts (the “Texas Comptroller”): (1) nothing provided in the Plan or this Confirmation Order shall affect or impair any statutory or common law setoff rights of the Texas Comptroller in accordance with 11 U.S.C. § 553; (2) nothing provided in the Plan or this Confirmation Order shall affect or impair any rights of the Texas Comptroller to pursue any non-debtor third parties for tax debts or claims; (3) nothing provided in the Plan or this Confirmation Order shall be construed to preclude the payment of interest on any Allowed Administrative Claims held by the Texas Comptroller; (4) to the extent that interest is payable with respect to any Allowed (i) Administrative Claim, (ii) Priority Tax Claim, or (iii) Secured Tax Claim of the Texas Comptroller, the interest rate shall be the statutory interest rate, currently 6.25% per annum; and (5) the Texas Comptroller is not required to file a motion or application for payment of Administrative Claims. Nothing in the Plan or this Confirmation Order grants the Texas Comptroller an Allowed Claim and the Debtors, the Reorganized Debtors and the GUC Administrator reserve all rights to contest any Claim asserted by the Texas Comptroller.

112.    Allowed Priority Tax Claims owed to the Texas Comptroller shall be paid in full (1) on the Effective Date; (2) in equal monthly installments of principal and interest no later than sixty (60) months after the Petition Date; or (3) as otherwise agreed to by the Texas Comptroller. The Texas Comptroller’s Allowed Priority Tax Claims shall accrue interest at the statutory rate of interest, currently 6.25% per annum, from the Plan’s Effective Date until paid in full.

113.    State and Local Taxing Authorities. Galveston County, Harris County, Hughes Springs ISD, and Montgomery County (the “Taxing Authorities”) shall retain their statutory liens securing their pre and post-petition taxes until such time as the taxes are paid in full. The Debtors shall pay all post-petition ad valorem tax liabilities (tax year 2019 and subsequent tax years) owing to the Taxing Authorities in the ordinary course of business as such tax debt comes due and prior to said ad valorem taxes becoming delinquent without the need of the Taxing Authorities to file an administrative expense claim and/or request for payment.

114.    The Louisiana Department of Revenue (the “LDR”) shall not be required to submit a request for payment of an Administrative Claim with respect to the payment of taxes pursuant to section 503(b)(1)(D) of the Bankruptcy Code.

115.    In the event the LDR has a Claim that is not an Allowed Administrative Claim or an Allowed Priority Tax Claim on the Effective Date, but subsequently it or a portion thereof becomes an Allowed Administrative Claim or an Allowed Priority Tax Claim, as applicable, interest shall accrue from the Effective Date to the date the Debtors or the Reorganized Debtors pay the Allowed Claim in full at the rate applicable under state law pursuant to 11 U.S.C. § 511(b).

116.    Notwithstanding anything contained in the Plan or this Confirmation Order to the contrary, (i) nothing in the Plan or this Confirmation Order shall discharge, release, impair, or otherwise preclude any valid right of setoff of the LDR against any of the Debtors and (ii) the Debtors must provide the LDR with seven days’ notice prior to adjusting or expunging its Claims pursuant to Article VII.D of the Plan such that the notice is actually received by the Louisiana Department of Revenue, Attn: Supervisor, Bankruptcy Section, Collection Division, 617 N. Third Street, 5th Floor, Baton Rouge, Louisiana 70802 and provide that LDR shall have seven (7) days from the date contained on the notice to advise the Reorganized Debtors of any disagreement with the proposed adjustment or expungement, and in the event of any disagreement, the Reorganized Debtors shall be required to file a claim objection to adjust or expunge the claims at issue.

117.    Northstar. Notwithstanding any other provision of the Plan or this Confirmation Order to the contrary: (i) Northstar Offshore Ventures, LLC’s (“NOV”) Claims or defenses against the Debtors arising under or in connection with that certain Purchase and Sale Agreement between PetroQuest Energy, L.L.C. and NOV, dated as of January 31, 2018 (the “PSA”), including those Claims asserted in Proof of Claim number 10062 (collectively, the “NOV Claims”), shall not be subject to (a) the exculpation included in Article VIII.G of the Plan and paragraph 101 of this Confirmation Order, (b) any injunction or stay created or set forth in the Plan or this Confirmation Order, or (c) any provision of the Plan or this Confirmation Order that impairs NOV’s right of setoff or recoupment, if any such right exists; (ii) all rights, Claims, defenses, and obligations of the Debtors under or in connection with the PSA are preserved and retained and shall vest in the Reorganized Debtors and shall not be transferred or otherwise conveyed to the GUC Administrator, and the GUC Administrator shall not have any rights or authority in relation to such rights, Claims, defenses, and obligations; (iii) to the extent that the Debtors assert or it is later adjudicated that the PSA is an executory contract, NOV shall retain the right to assert a Cure Claim in an amount other than $0 and the Debtors or the Reorganized Debtors, as applicable, shall retain the right to contest any Cure Claim asserted by NOV; and (iv) the discharge included in Article VIII.B of the Plan or this Confirmation Order and the release included in Article VIII.F of the Plan or paragraph 99 of this Confirmation Order shall not impair NOV’s right to take legal action to pursue the NOV Claims against the Debtors; provided, however, except as expressly provided herein, NOV shall not seek and shall not be entitled to any affirmative recovery against the Debtors or the Reorganized Debtors for Claims that were or would have been required under the Bankruptcy Code to have been asserted against the Debtors in a proof of claim filed by the Bar Date that were not timely filed. This Court shall retain jurisdiction to hear and adjudicate the NOV Claims, all Claims of the Debtors or NOV arising under or in connection with the PSA, including the allowance of the NOV Claims, all Claims, Cure Claims, rights of setoff or recoupment asserted by NOV against the Debtors.

118.    Additionally, notwithstanding any other provision of this Confirmation Order or the Plan to the contrary, all rights, Claims, and interests of NOV as to any funds placed by the Debtors into the collateral account of the Debtors’ surety bonding company (the “Surety Collateral Account”) referenced in Section 3.2 of the PSA, up to the amount of $589,375.89 (the “Alleged NOV Deficiency”), are hereby preserved. To the extent that NOV holds either an ownership interest in or a valid prepetition lien on the Surety Collateral Account for the Alleged NOV Deficiency, no lien or interest granted by the Plan or this Confirmation Order shall be superior to the interest or rights of NOV as to the Surety Collateral Account, and the provisions of Article IV.E and paragraph 58 of this Confirmation Order shall not affect or impair NOV’s ownership rights or lien rights with respect to the Alleged NOV Deficiency. To the extent NOV does not hold an ownership interest in or valid prepetition lien on the Surety Collateral Account, the Surety Collateral Account shall be subject to the security interests otherwise as provided in the Plan and this Confirmation Order. The Debtors shall use commercially reasonable efforts to notify NOV (and its counsel) not less than three (3) business days prior to the release of funds from the Surety Collateral Account if the release of such funds will result in the balance of the Surety Collateral Account being less than the Alleged NOV Deficiency and consent to NOV bringing an emergency motion to enforce NOV’s rights, Claims, and interests to such funds.

119.    Hoog/Lee Stipulation. This Confirmation Order is subject to and incorporates the terms of the Stipulation and Agreed Order Regarding (I) Motion and Brief of Kevin Hoog and Philip Lee to Permit Filing of Class Proof of Claim and to Certify Class, and (II) Plan Confirmation [Docket No. 472]. Nothing in these Chapter 11 Cases, the Plan or this Confirmation Order shall have any preclusive effect or give rise to a collateral estoppel argument with respect to the merits of the claims or class certification in the Royalty Class Actions4 or in any other pending or future proceeding or action against WSGP Gas Producing, LLC, Trinity Operating (USG), LLC or any affiliate of the foregoing.

120.    JGC. JGC (Gulf Coast), LLC as assignee of JGC Energy Development (USA), Inc. has asserted a claim with respect to certain excess casing relating to Hulin Well #1 (Tigre Lagoon Project) as reflected in the November 21, 2016 Audit Report of Petroleum Comptroller Services, Inc. (the “Excess Casing”). The Debtors have agreed to sell the Excess Casing in the ordinary course of their business and to credit the sales proceeds back to the interest holders in Hulin Well #1 pursuant to the parties’ February 24, 2014 Joint Operating Agreement regarding the Tigre Lagoon Project.

121.    Eni. Notwithstanding any provision to the contrary in the Plan, this Confirmation Order or any documents implementing the Plan, nothing in the Plan or this Confirmation Order shall prejudice, preclude, disallow, impair, diminish, limit, waive, discharge, enjoin, stay, expunge, bar, release or otherwise affect any of Eni US Operating Co., Inc.’s (“Eni”): (i) rights

[4]

“Royalty Class Actions” means: (a) Kevin Hoog v. PetroQuest Energy, L.L.C., et al., No. 6:16-CV-00463-RAW, in the United States District Court for the Eastern District of Oklahoma (the “Hoog Case”) and (b) Phillip Lee v. PetroQuest Energy, L.L.C., et al., No. 6:16-CV-00516-RAW, in the United States District Court for the Eastern District of Oklahoma (the “Lee Case”) and together with the Hoog Case, the “Royalty Class Actions”).

of setoff and recoupment, (ii) claims against any non-debtor, third party, including, without limitation, Northstar Offshore Ventures, LLC, or (iii) rights under section 502(j) of the Bankruptcy Code. All such rights and claims are expressly reserved and preserved. The transfer of any Causes of Action relating to Eni from the Debtors’ Estates to the Reorganized Debtors shall be subject to Eni’s rights of setoff and recoupment.

122.    Chevron. Notwithstanding anything to the contrary in the Plan, this Confirmation Order, or any other order entered in these Chapter 11 Cases, all the Debtors’ agreements with Chevron (collectively, the “Chevron Agreements”), shall be deemed assumed upon the Effective Date, with the consent of Chevron. The Debtors and Reorganized Debtors (including, as applicable, New Parent, and/or any other entity that may be formed pursuant to the Plan) shall continue to have and perform the obligations under the Chevron Agreements in accordance with their terms. Chevron confirms that as of the Petition Date, it is not aware of any past due amounts owed by the Debtors (i.e., amounts past due outside the normal course of business dealings between the parties) under the Chevron Agreements. The rights of Chevron and the Debtors or the Reorganized Debtors, as applicable, under the Chevron Agreements are expressly preserved, including but not limited to audit rights related to the pre-Effective Date period. With respect to pre-Effective Date Claims, such Claims are expressly preserved solely with respect to such Claims that are in the ordinary course of dealings and arise and are tendered to the Debtors or Reorganized Debtors, as applicable, in the ordinary course under the Chevron Agreements, and the Debtors’ and the Reorganized Debtors’ rights to dispute such Claims are reserved. Any disputes as to whether any amounts or Claims are in the ordinary course of dealings between Chevron and the Reorganized Debtors will be determined by the Bankruptcy Court. For purposes of this paragraph of this Confirmation Order, “Chevron” means Chevron U.S.A. Inc. and Chevron North America Exploration and Production Company and each of their respective successors in interest or assigns, including with respect to each of the foregoing, their parent entities, all of their Affiliates and their respective directors, officers, and employees.

123.    Kenneth Whittemore. Notwithstanding anything to the contrary in the Plan and this Confirmation Order, nothing in the Plan or this Confirmation Order shall constitute a determination of the Claims for Relief asserted by Kenneth C. Whittemore (“Whittemore”) in the Original Complaint filed in Case No. 19-03011 pending before this Court (the “Adversary Proceeding”). Whittemore and the Debtors preserve the right to any arguments and defenses in the Adversary Proceeding, including Whittemore’s arguments that the Debtors are improperly holding his property and that such property is not property of the Debtors’ Estates. The Debtors and the Reorganized Debtors also reserve the right to assert that any award or judgment granted in favor of Whittemore in the Adversary Proceeding is a Class 7 General Unsecured Claim.

124.    Seismic Data of Seitel Data, Ltd. Notwithstanding anything in the Plan, any Plan Supplement or this Confirmation Order to the contrary, (a) all Executory Contracts, including, but not limited to, all Master Licensing Agreements and all supplements, amendments, schedules and attachments thereto (collectively, the “Seitel Agreements”) between any of the Debtors, on the one hand, and Seitel Data, Ltd. (“Seitel”), on the other hand, shall be and hereby are rejected pursuant to section 365 of the Bankruptcy Code as of the date of entry of this Confirmation Order, (b) to the extent necessary, the automatic stay under section 362 of the Bankruptcy Code is hereby modified to permit the termination of the Seitel Agreements, and (c) the Debtors shall comply with all confidentiality provisions, destruction of data and verification of destruction of data provisions required by the Seitel Agreements.

125.    WesternGeco L.L.C. Notwithstanding anything in any Plan, Disclosure Statement, Plan Supplement, Schedule of Assumed Executory Contracts and Unexpired Leases, Schedule of Rejected Executory Contracts and Unexpired Leases, this Confirmation Order or otherwise, and in resolution of the Objection to Confirmation of the Debtors’ Plan and Assumption and Assignment of WesternGeco’s Seismic License Agreements [Docket No. 422] (the “WG Objection”) filed by WesternGeco L.L.C. (“WesternGeco”): (i) the Master License Agreement effective January 24, 2002 (the “WG Master License”) between WesternGeco and PetroQuest Energy, L.L.C. (“PQE”) as well as any and all supplements, supplemental agreements, addenda, amendments, and related agreements connected therewith (the “WG Agreements”) shall be deemed rejected by the Debtors pursuant to the Plan as of the Effective Date thereof; (ii) within forty-five (45) days of the Effective Date, the Debtors shall either return or cause to be returned to WesternGeco, or destroy or cause to be destroyed, all seismic data and materials licensed pursuant to the WG Agreements and all derivative products thereof (the “WG Materials”), including but not limited to all WG Materials in the Debtors’ storage and archives systems, workstations, and geologic and geophysical prospect files, and the Debtors shall within ten (10) business days thereafter certify in writing to WesternGeco that the Debtors have caused such actions to be undertaken and completed (the “WesternGeco Certification Date”); (iii) the Debtors agree, subsequent to the Effective Date, not to use, disclose, share, transfer, or assign, any of the WG Materials without the prior written consent of WesternGeco; (iv) WesternGeco may file a proof of claim based on any damages arising from the rejection of the WG Agreements not later than thirty (30) days after the WesternGeco Certification Date; and (v) WesternGeco is not a “Releasing Party” as defined by the Plan and is not bound by such releases.

126.    The TGS Entities. Notwithstanding anything in any Plan, Disclosure Statement, Plan Supplement, Schedule of Assumed Executory Contracts and Unexpired Leases, Schedule of Rejected Executory Contracts and Unexpired Leases, this Confirmation Order or otherwise, and in resolution of the Objection to Confirmation of the Debtors’ Plan and Assumption and Assignment of the TGS Entities’ License Agreements [Docket No. 423] (the “TGS Objection”) filed by TGS-NOPEC Geophysical Company ASA, TGS-NOPEC Geophysical Company (successor in interest to TGS-Calibre Geophysical Company), and A2D Technologies, Inc. (successor in interest to A2D LP) (collectively, the “TGS Entities”): (i) the Geophysical Data License Agreement dated June 26, 1998 between TGS-Calibre Geophysical Company and American Explorer, Inc., Geophysical Data License Agreement dated August 23, 1999 between TGS-NOPEC Geophysical Company and PetroQuest Energy, Inc., Master License Agreement for Geophysical Data dated October 9, 1998 between TGS-NOPEC Geophysical Company and PetroQuest Energy, Inc., as well as any and all supplements, supplemental agreements, addenda, product schedules, purchase orders, amendments, and related agreements connected therewith (the “TGS Geophysical Agreements”) shall be deemed rejected by the Debtors pursuant to the Plan as of the Effective Date thereof; (ii) the A2D LOG-LINE Plus!® Operating Agreement effective September 2, 2005 between A2D LP and PetroQuest Energy, L.L.C. (“PQE”), A2D LOG-LINE Plus!® Operating Agreement effective June 5, 2006 between A2D LP and PQE, A2D LOG-LINE Plus!® Operating Agreement effective October 23, 2007 between A2D LP and PetroQuest Oil & Gas LLC (“POG”), LOG-LINE Plus!® Operating Agreement effective October 9, 2008 between A2D Technologies, Inc. and POG, LOG-LINE Plus!® Operating Agreement effective March 23, 2011 between TGS Technologies, Inc., d/b/a TGS Geological Products and Services and POG, and LOG-LINE Plus!® Operating Agreement effective

December 17, 2012 between A2D Technologies, Inc. and PetroQuest Oil & Gas, LP., as well as any and all supplements, supplemental agreements, addenda, product schedules, purchase orders, amendments, and related agreements connected therewith except Addendum No. 2 as defined below (collectively, the “TGS Well and Petroleum Data Agreements”) shall be deemed rejected by the Debtors pursuant to the Plan as of the Effective Date thereof; (iii) the Subscription Addendum No.2 effective July 1, 2017 between A2D Technologies, Inc. and PetroQuest Energy, Inc., as well as any and all supplements, supplemental agreements, addenda, product schedules, purchase orders, and amendments connected therewith (collectively, “Addendum No. 2”) shall be deemed assumed by the Debtors pursuant to the Plan as of the Effective Date thereof; (iv) within forty-five (45) days of the Effective Date, the Debtors shall either return or cause to be returned to the TGS Entities, or destroy or cause to be destroyed, all seismic, well, petroleum or other data, associated software, and intellectual property licensed to any of the Debtors by the TGS Entities pursuant to the TGS Geophysical Agreements and/or TGS Well and Petroleum Data Agreements and all derivative products thereof (the “TGS Materials”), including but not limited to all TGS Materials in the Debtors’ storage and archives systems, workstations, and geologic and geophysical prospect files, and the Debtors shall within ten (10) business days thereafter certify in writing to the TGS Entities that the Debtors have caused such actions to be undertaken and completed (the “TGS Certification Date”); (v) the Debtors agree, subsequent to the Effective Date, not to use, disclose, share, transfer, or assign, any of the TGS Materials without the prior written consent of the TGS Entities; (vi) the TGS Entities may file a proof of claim based on any damages arising from the rejection of the TGS Geophysical Agreements and TGS Well and Petroleum Data Agreements not later than thirty (30) days after the TGS Certification Date; (vii) the Reorganized Debtors shall be obligated to timely perform any and all obligations under Addendum No. 2 including, but not limited to, payment of the final $30,000 installment owed under Addendum No. 2 in July 2019; and (viii) the TGS Entities are not “Releasing Parties” as defined by the Plan and are not bound by such releases.

127.    Louisiana Office of Mineral Resources. Notwithstanding anything to the contrary in either the Plan or this Confirmation Order, including the provisions relating to cure claims relating to any oil and gas leases to which the State of Louisiana, Department of Natural Resources, Office of Mineral Resources (the “LA DNR”) and the Debtors or any of Debtor’s predecessors in interest are listed as counterparties (the “LA DNR Leases”), within ninety days (90) days following the Effective Date, the Debtors or Reorganized Debtors, as applicable, and the LA DNR shall endeavor in good faith to reach agreement as to any amounts outstanding related to the LA DNR Leases (the “cure amounts”). Any outstanding cure amounts will become due and payable immediately upon agreement on the amount by the parties. If the Debtors or Reorganized Debtors, as applicable, and the LA DNR fail to reach an agreement within such ninety (90) day period, either the Debtors or Reorganized Debtors, as applicable, or the LA DNR may, upon notice to the Debtors or Reorganized Debtors, as applicable, or the LA DNR, as applicable, request a hearing before the Court for the determination of any cure amounts due thereunder. The terms of this paragraph shall apply only to the LA DNR and the LA DNR Leases.

128.    Nothing herein shall prejudice the LA DNR’s rights to oppose assumption and/or assignment of the LA DNR Leases, or the Debtors’ or Reorganized Debtors’ right to add any LA DNR Lease to the Rejected Executory Contracts and Unexpired Leases List if the Court determines that a cure amount is owed with respect to the LA DNR Leases.

129.    ConocoPhillips. The Debtors and ConocoPhillips hereby agree that the Farmout Agreement and ancillary contracts related to certain OCS leases including VR 376 and dated December 15, 1998 between the Debtors, on one hand, and ConocoPhillips Company’s predecessor Phillips Petroleum Company, on the other hand, (the “Conoco Farmout”) are not executory and/or subject to assumption or rejection under Section 365 of the Bankruptcy Code. Nothing in this Confirmation Order shall impair ConocoPhillips rights, if any, to assert claims against the Debtors arising out of the Conoco Farmout in accordance with the applicable deadlines contained in the Plan or as otherwise ordered by the Court. The Debtors, Reorganized Debtors and the GUC Administrator reserve all rights to object to such claims. Notwithstanding the designation of the Conoco Farmout as a rejected contract in the Plan Supplement, the parties agree and the Court finds that it is not an executory contract and the Conoco Farmout is hereby removed from the Schedule of Rejected Executory Contracts and Unexpired Leases.

130.    Mack Oil Co. Notwithstanding anything to the contrary in the Plan or this Confirmation Order Mack Oil Co.’s (“Mack Oil”) claims against the Debtors and others asserted in the arbitration proceeding pending before the American Arbitration Association, Case No. 01-16-0000-8394 (the “Mack Oil Arbitration”) will not be subject to (i) any injunction or stay set forth in the Plan or this Confirmation Order or (ii) the release of liens provision included in Article VIII.D of the Plan and paragraph 96 of this Confirmation Order, solely to the extent that it is finally determined in the Mack Oil Arbitration that Mack Oil is entitled to a lessor’s privilege. Further, notwithstanding any other provisions of the Plan or this Confirmation Order: (i) Mack Oil is not releasing any Released Parties that are also parties to the Mack Oil Arbitration; and (ii) Article VIII.J of the Plan does not apply to Mack Oil.

131.    The Debtors and the Reorganized Debtors reserve all Claims and defenses against Mack Oil in the Mack Oil Arbitration, and Mack Oil reserves all claims and defenses against the Debtors in the Mack Oil Arbitration.

132.    For the avoidance of doubt, and notwithstanding anything to the contrary in the Plan or this Confirmation Order, Mack Oil’s claims against the Debtors will be treated as follows:

(i)

With respect to the portion of Mack Oil’s claims arising from mineral leases acquired by Mack Oil and Manti that were assigned to the Debtors, including, without limitation, any renewals or extensions (collectively the “Manti Leases”), if it is finally determined in the Mack Oil Arbitration that the defendants in the Mack Oil Arbitration owe Mack Oil for pre-petition payments because payout occurred earlier on the Manti Leases than alleged by the Debtors, then such payment obligations will not be discharged under the Plan.

(ii)

Further, in accordance with the Court’s Final Order Authorizing (I) Payment of Joint Interest Billings, Interest Owner Payments, and GTP Costs and Adjustments and (II) Financial Institutions to Receive, Process, Honor, and Pay All Checks Presented for Payment and to Honor All Funds Transfer Requests Related to Such Obligations [Docket No. 186], the Debtors will pay or have paid Mack Oil in the ordinary course the pre-petition and post-petition amounts the Debtors owe Mack Oil on account of the Manti Leases, which the Debtors contend is approximately $538,000. The Debtors will provide documentation for the calculation of the amount due, and Mack Oil reserves the right to dispute the calculations from such leases.

(iii)

With respect to the portion of Mack Oil’s claims arising from leases acquired by the Debtors (excluding the Manti Leases) that are allegedly within the area of mutual interest (“AMI”) delineated in the Assignments by Mack Oil to Manti Equity Partners, LP and corresponding Purchase and Sale Agreement (the “AMI Leases”), if it is finally determined in the Mack Oil Arbitration that Mack Oil is entitled to a working interest and/or overriding royalty interest in the PetroQuest Leases (as defined in the Mack Oil Arbitration) as claimed by Mack Oil to be AMI Leases, and that the defendants in the Mack Oil Arbitration owe Mack Oil for pre-petition payments on account of the same, the pre-petition amounts owed, as to the Debtors only, shall be treated as Class 7 general unsecured claims. The Debtors and the Reorganized Debtors also reserve the right to assert that any monetary award of judgment granted to Mack Oil in the Mack Oil Arbitration (excluding any award or judgment regarding payout or other amounts due related to the Manti Leases as specified in paragraphs 1 and 2 above) is a Class 7 general unsecured claim and Mack Oil reserves the right to argue otherwise.

133.    The Debtors and Mack Oil are hereby ordered to cooperate in exchanging discovery in connection with the Mack Oil Arbitration. Mack Oil hereby withdraws its Objection to Debtors’ Second Emergency Motion to Approve Immaterial Modifications to the Debtors’ First Amended Chapter 11 Plan of Reorganization [Dkt. No. 453] [Docket No. 465] and its Objection to First Amended Chapter 11 Plan of Reorganization, as Immaterially Modified as of January 14, 2019 [Dkt. No. 375] [Docket No. 447].

134.    Compliance with Tax Requirements. Each Holder of an Allowed Claim or Interest that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding, and other tax obligations, on account of such distribution. Any party making any distribution under the Plan has the right, but not the obligation, to not make a distribution until such Holder has made arrangements reasonably satisfactory to such issuing or distributing party for payment of any such tax obligations. The Debtors or Reorganized Debtors, as applicable, are authorized to take all actions necessary or appropriate to comply with applicable withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. Each Holder of an Allowed Claim shall have the option to apply such Holder’s Pro Rata share of consideration distributed under the Plan (cash or value) to satisfy outstanding principal of or accrued interest on such Holder’s Allowed Claim, as such allocation is determined by such Holder in its sole discretion.

135.    Exemption from Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Entity) of property under the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; (e) the grant of collateral as security for any or all of the Exit Facility; or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment to the fullest extent contemplated by section 1146(a) of the Bankruptcy Code, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation of any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

136.    Documents, Mortgages, and Instruments. Each federal, state, commonwealth, local, foreign, or other governmental agency is authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement, or consummate the Plan, including the Restructuring Transactions, and this Confirmation Order.

137.    Continued Effect of Stays and Injunctions. Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Court that is in existence on the Confirmation Date shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms.

138.    Administrative Claims Bar Date. Unless otherwise provided by the Plan, this Confirmation Order, any other applicable order of the Court, or agreed to by the Holder of an Allowed Administrative Claim and the Debtors, all requests for payment of Administrative Claims must be Filed and served on the Debtors no later than the Administrative Claims Bar Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims that do not File and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, the Reorganized Debtors, or their respective property and such Administrative Claims shall be deemed discharged as of the Effective Date.

139.    Debtors’ Actions Post-Confirmation Through the Effective Date. During the period from entry of this Confirmation Order through and until the Effective Date, each of the Debtors shall continue to operate its business as a debtor in possession, subject to the oversight of the Court as provided under the Bankruptcy Code, the Bankruptcy Rules, and this Confirmation Order and any order of the Court that is in full force and effect.

140.    Nonseverability of Plan Provisions Upon Confirmation. Each provision of the Plan is: (a) valid and enforceable in accordance with its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ consent (and subject to such other consents and consultation rights set forth in the Plan and the Restructuring Support Agreement) in accordance with the terms set forth in the Plan and the Restructuring Support Agreement; and (c) nonseverable and mutually dependent.

141.    Post-Confirmation Modifications. Without need for further order or authorization of the Court, the Debtors or the Reorganized Debtors, as applicable, are authorized and empowered to make any and all modifications to any and all documents that are necessary to effectuate the Plan that do not materially modify the terms of such documents and are consistent with the Plan and the Restructuring Support Agreement, in each case, subject to any applicable consultation and approval rights and conditions set forth therein. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors and the Reorganized Debtors expressly reserve their respective rights prior to the Effective Date to revoke or withdraw, or to alter, amend, or modify materially the Plan with respect to such Debtor, one or more times after Confirmation, and, to the extent necessary, may initiate proceedings in the Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or this Confirmation Order, in such manner as may be necessary to carry out the purposes and intent of the Plan. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article X.A of the Plan.

142.    Applicable Non-bankruptcy Law. The provisions of this Confirmation Order, the Plan and related documents, or any amendments or modifications thereto, shall apply and be immediately enforceable notwithstanding any otherwise applicable non-bankruptcy law.

143.    Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, federal, or other governmental authority with respect to the implementation or consummation of the Plan, any certifications, documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan.

144.    Exemption from Registration Requirements. Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the New Equity and the New Second Lien PIK Notes as contemplated by the Plan shall be exempt from the registration requirements of section 4(a)(1) of the Securities Act and any other available exemption from registration under the Securities Act, as applicable. In addition, under section 1145 of the Bankruptcy Code, any Securities contemplated by the Plan, including the New Equity and the New Second Lien PIK Notes, shall be freely transferable under the Securities Act by the recipients thereof, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; and (b) any other applicable regulatory approval.

145.    Notices of Confirmation and Effective Date. The Reorganized Debtors shall serve notice of entry of this Confirmation Order (the “Confirmation Order Notice”) in accordance with Bankruptcy Rules 2002 and 3020(c) on all Holders within ten (10) Business Days after the date of entry of this Confirmation Order or as soon as reasonably practicable thereafter. As soon as reasonably practicable after the Effective Date, the Reorganized Debtors shall file notice of the Effective Date and shall serve a copy of the same on the above-referenced parties. The notice of the Effective Date may be included in this Confirmation Order Notice, and, for the avoidance of doubt, this Confirmation Order Notice may be modified to include the notice of Effective Date. As soon as reasonably practicable after the Effective Date, the Reorganized Debtors shall provide due and timely notice of the Administrative Claims Bar Date, which notice may be included in the notice of the Effective Date and/or Confirmation Order Notice. Notwithstanding the above, no notice of Confirmation or Consummation or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed notice of the Confirmation Hearing, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors or Reorganized Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. The above-referenced notices are adequate under the particular circumstances of the Chapter 11 Cases and no other or further notice is necessary.

146.    Failure of Consummation. The Plan shall not become effective unless and until the conditions set forth in Article IX.B of the Plan have been satisfied or waived pursuant to Article IX.C of the Plan. If the Effective Date does not occur, then: (a) the Plan will be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption of

Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan will be null and void in all respects; (c) no distributions will be made; and (d) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims, Interests, or Causes of Action, (ii) prejudice in any manner the rights of any Debtor or any other Entity (including, without limitation, the Creditors’ Committee), or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity (including, without limitation, the Creditors’ Committee).

147.    Termination of the Restructuring Support Agreement. On the Effective Date, the Restructuring Support Agreement will terminate in accordance with Section 5 thereof.

148.    Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.

149.    References to and Omissions of Plan Provisions. References to articles, sections, and provisions of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan. The failure to specifically include or to refer to any particular article, section, or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, it being the intent of the Court that the Plan be confirmed in its entirety, except as expressly modified herein, and incorporated herein by this reference.

150.    Headings. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose.

151.    Effect of Conflict. This Confirmation Order supersedes any Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, then, solely to the extent of such inconsistency, the terms of this Confirmation Order govern and control.

152.    Termination of Challenge Period. Unless otherwise ordered by the Court, the Investigation Termination Date (as defined in the Cash Collateral Order) with respect to the Creditors’ Committee shall be deemed to have occurred seven (7) days following the entry of this Confirmation Order and, upon such termination, the stipulations, admissions, findings, and release contained in the Cash Collateral Order shall be binding on the Debtors’ estates and all parties in interest, including, without limitation, the Creditors’ Committee.

153.    Final Order. This Confirmation Order is a Final Order and the period in which an appeal must be filed shall commence upon the entry hereof.

154.    Waiver of Stay. For good cause shown, the stay of this Confirmation Order provided by any Bankruptcy Rule is waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by the Court.

155.    Retention of Jurisdiction. Except as set forth in the Plan or this Confirmation Order, the Court may properly, and upon the Effective Date shall retain jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases, including the matters set forth in Article XI of the Plan and section 1142 of the Bankruptcy Code. Notwithstanding anything to the contrary in this Confirmation Order or the Plan, the Court’s retention of jurisdiction shall not govern the enforcement of the Exit Facility, the Exit Facility Documents executed in connection therewith, or any liens, rights, or remedies related thereto except to the extent that this Confirmation Order has been vacated or reversed, but instead, such enforcement shall be governed as set forth in the Exit Facility Documents.

Signed: January 31, 2019.

/s/ David R. Jones
THE HONORABLE DAVID R. JONES UNITED STATES BANKRUPTCY JUDGE

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